                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material under Rule 14a-12

                                    WRIGHT MEDICAL GROUP, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

                                             NOT APPLICABLE
      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                 NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 30, 2002

To our Stockholders:

    The 2002 Annual Meeting of Stockholders of Wright Medical Group, Inc. (the "Company") will be held at the Peabody Hotel located at 149 Union Avenue, Memphis, Tennessee, on May 30, 2002, beginning at 3:30 p.m. (Memphis time). At the meeting, the Company's stockholders will vote on the following proposals to:

    1. Elect six directors to serve on the Board of Directors of the Company for a term of one year; and

    2.  Approve the Company's 2002 Employee Stock Purchase Plan.

    Stockholders also will transact any other business that properly comes before the meeting.

                YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
                             FOR ALL THE PROPOSALS.

    Only stockholders of record at the close of business on April 19, 2002, are entitled to receive notice of, and to vote at, the meeting and any postponement or adjournment thereof. A list of such stockholders will be available for inspection by any stockholder at the office of the Company's legal counsel, Baker Donelson Bearman & Caldwell, 165 Madison Avenue, 21st Floor, Memphis, Tennessee, during ordinary business hours beginning May 20, 2002, as well as at the Peabody Hotel during the meeting on May 30, 2002.

    YOUR VOTE IS IMPORTANT. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE BY TELEPHONE OR COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. NO ADDITIONAL POSTAGE IS NECESSARY IF THE PROXY IS MAILED IN THE UNITED STATES OR CANADA. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE MEETING.

                                          By Order of the Board of Directors,
                                          Jason P. Hood
                                          Secretary

April 30, 2002

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
INFORMATION ABOUT THE MEETING...............................      2
  What is the purpose of the meeting?.......................      2
  Who is entitled to vote?..................................      2
  Am I entitled to vote if my shares are held in "street
    name"?..................................................      2
  How many shares must be present to hold the meeting?......      2
  What happens if a quorum is not present at the meeting?...      2
  How do I vote my shares?..................................      2
  Can I change my vote after I submit my proxy?.............      3
  Who will count the votes?.................................      3
  How does the Board of Directors recommend that I vote on
    the proposals?..........................................      3
  What happens if I do not specify how my shares are to be
    voted?..................................................      3
  Will any other business be conducted at the meeting?......      4
  How many votes are required for action to be taken on each
    proposal?...............................................      4
  How will abstentions be treated?..........................      4
  How will broker non-votes be treated?.....................      4

STOCK OWNERSHIP.............................................      5
  How much common stock do the Company's management and its
    largest stockholders own?...............................      5
  Section 16(a) Beneficial Ownership Reporting Compliance...      6

PROPOSAL 1--ELECTION OF DIRECTORS...........................      7
  General...................................................      7
  Nominees for Director.....................................      7
  Board of Directors' Recommendation........................      8
  How does the Board of Directors operate?..................      8
  Audit Committee Report....................................      9
  How often did the Board of Directors and its committees
    meet in 2001?...........................................      9
  How are directors nominated?..............................     10
  How are directors compensated?............................     10
  Compensation Committee Interlocks and Insider
    Participation...........................................     10

PROPOSAL 2--APPROVAL OF 2002 EMPLOYEE STOCK PURCHASE PLAN...     11
  Introduction..............................................     11
  Summary of Plan...........................................     11
  Plan Benefits.............................................     14
  Certain Federal Income Tax Consequences...................     14
  Board of Directors' Recommendation........................     15

INDEPENDENT ACCOUNTANTS.....................................     16

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION...............     17
  Executive Officers........................................     17
  Compensation Committee Report on Executive Compensation...     19
  Summary Compensation Table................................     21
  Stock Option Grants in 2001...............................     22
  Stock Option Exercises and Values for 2001................     22
  Employment Agreements.....................................     23
  Comparison of Total Stockholder Returns...................     24

CERTAIN TRANSACTIONS........................................     26

                                                                PAGE
                                                              --------
OTHER MATTERS...............................................     26

ADDITIONAL INFORMATION......................................     26
  Solicitation of Proxies...................................     26
  Stockholder Proposals for 2003 Annual Meeting of
    Stockholders............................................     27

APPENDIX A. AUDIT COMMITTEE CHARTER.........................    A-1

APPENDIX B. 2002 EMPLOYEE STOCK PURCHASE PLAN...............    B-1

                                     [LOGO]

                                PROXY STATEMENT
                                      FOR
                      2002 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 30, 2002

    This Proxy Statement is being furnished in connection with the solicitation of proxies by Wright Medical Group, Inc. (the "Company"), on behalf of its Board of Directors, for use at the 2002 Annual Meeting of Stockholders and any postponement or adjournment thereof. The meeting will be held at the Peabody Hotel located at 149 Union Avenue, Memphis, Tennessee, on May 30, 2002, beginning at 3:30 p.m. (Memphis time).

    At the meeting, the Company's stockholders will be asked to vote on proposals to (1) elect six directors to serve on the Board of Directors of the Company for a term of one year; and (2) approve the Company's 2002 Employee Stock Purchase Plan. The proposals are set forth in the accompanying Notice of 2002 Annual Meeting of Stockholders and are described in more detail in this Proxy Statement. Stockholders also will transact any other business, not known or determined at the time of this proxy solicitation, that properly comes before the meeting, although the Board of Directors knows of no such other business to be presented.

    By submitting your proxy, either by voting by telephone or by executing and returning the enclosed proxy card, you will authorize the proxy holders--F. Barry Bays, the President and Chief Executive Officer and a director of the Company; John K. Bakewell, the Executive Vice President and Chief Financial Officer of the Company; and Jason P. Hood, the General Counsel and Secretary of the Company--to represent you and vote your shares of the Company's common stock on these proposals at the meeting in accordance with your instructions. These persons also will have discretionary authority to vote your shares on any other business that properly comes before the meeting. They also may vote your shares to adjourn the meeting from time to time and will be authorized to vote your shares at any postponement or adjournment of the meeting.

    The Company's 2001 Annual Report, which includes the Company's financial statements, accompanies this Proxy Statement. Although the 2001 Annual Report is being distributed with this Proxy Statement, it does not constitute a part of the proxy solicitation materials and is not incorporated herein by reference.

    This Proxy Statement and the accompanying materials are first being sent or given to the Company's stockholders on or about April 30, 2002.

    YOUR VOTE IS IMPORTANT. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE BY TELEPHONE OR COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.

                         INFORMATION ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE MEETING?

    At the meeting, the Company's stockholders will vote on the following proposals to:

    1. Elect six directors to serve on the Board of Directors of the Company for a term of one year; and

    2.  Approve the Company's 2002 Employee Stock Purchase Plan.

    In addition, the Company's management will report on the performance of the Company during fiscal 2001 and will respond to appropriate questions from stockholders.

WHO IS ENTITLED TO VOTE?

    The record date for the meeting is April 19, 2002. Only stockholders of record at the close of business on April 19, 2002, are entitled to receive notice of the meeting and to vote the shares of the Company's common stock that they held on that date at the meeting. Each outstanding share of common stock entitles its holder to one vote on each matter voted on at the meeting. At the close of business on March 31, 2002, there were 32,388,249 outstanding shares of common stock.

AM I ENTITLED TO VOTE IF MY SHARES ARE HELD IN "STREET NAME"?

    If you are the beneficial owner of shares held in "street name" by a brokerage firm, bank, or other nominee, such entity, as the record holder of the shares, is required to vote the shares in accordance with your instructions. If you do not give instructions to your nominee, it will nevertheless be entitled to vote your shares on certain "discretionary" items, but will not be permitted to vote your shares on certain "non-discretionary" items. In the case of non-discretionary items, any shares not voted by your nominee will be considered as "broker non-votes." However, there will not be any broker non-votes in connection with the meeting, because all the matters to be acted upon by the stockholders at the meeting are discretionary items on which your nominee will be entitled to vote your shares even in the absence of instructions from you.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

    A quorum must be present at the meeting in order for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of the Company's common stock outstanding on the record date will constitute a quorum. Abstentions will be included in the calculation of the number of shares considered present at the meeting for the purpose of determining whether there is a quorum.

WHAT HAPPENS IF A QUORUM IS NOT PRESENT AT THE MEETING?

    If a quorum is not present at the scheduled time of the meeting, the holders of a majority of the shares present in person or represented by proxy at the meeting may adjourn the meeting to another place, date, or time until a quorum is present. The place, date, and time of the adjourned meeting will be announced when the adjournment is taken, and no other notice will be given.

HOW DO I VOTE MY SHARES?

    YOU MAY VOTE BY TELEPHONE IF YOU ARE A REGISTERED STOCKHOLDER. If you are a registered stockholder (I.E., your shares are held in your own name), you may vote by telephone by following the instructions included on the proxy card. You do not need to return your proxy card if you vote by telephone.

    YOU MAY BE ELIGIBLE TO PROVIDE VOTING INSTRUCTIONS TO YOUR NOMINEE BY TELEPHONE OR ON THE INTERNET IF YOUR SHARES ARE HELD IN "STREET NAME." If you are a beneficial owner of shares held in "street name" (i.e., your shares are held in the name of a brokerage firm, bank, or other nominee), you may be eligible to provide voting instructions to your nominee by telephone or on the Internet. A large number of brokerage firms and banks participate in a program provided through ADP Investor Communications Services ("ADP") that offers telephone and Internet voting options. If your shares are held in "street name" by a brokerage firm or bank that participates in the ADP program, you may provide voting instructions to your nominee by telephone or on the Internet by following the instructions set forth on the voting instruction form provided to you. You do not need to return your proxy card if you provide voting instructions to your nominee by telephone or on the Internet.

    YOU MAY VOTE BY MAIL. If you are a registered stockholder, you may vote by properly completing, signing, dating, and returning the accompanying proxy card. The enclosed postage-paid envelope requires no additional postage if it is mailed in the United States or Canada. If you are a beneficial owner of shares held in "street name," you may provide voting instructions to the brokerage firm, bank, or other nominee that holds your shares by properly completing, signing, dating, and returning the voting instruction form provided to you by your nominee.

    YOU MAY VOTE IN PERSON AT THE MEETING. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. In addition, the Company will pass out written ballots to registered stockholders who wish to vote in person at the meeting. If you are a beneficial owner of shares held in "street name" and wish to vote at the meeting, you will need to obtain a proxy form from the brokerage firm, bank, or other nominee that holds your shares.

CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?

    Yes, you may revoke your proxy and change your vote at any time before the polls close at the meeting in any of the following ways: (1) by voting again by telephone, because only your latest telephone vote will be counted; (2) by properly completing, signing, dating, and returning another proxy card with a later date; (3) if you are a registered stockholder, by voting in person at the meeting; (4) if you are a registered stockholder, by giving written notice of such revocation to the Secretary of the Company prior to or at the meeting; or
(5) if you are a beneficial owner of shares held in "street name," by following the instructions given by the brokerage firm, bank, or other nominee that holds your shares. Your attendance at the meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary of the Company before the polls are closed.

WHO WILL COUNT THE VOTES?

    American Stock Transfer & Trust Company ("AST"), the registrar and transfer agent for the Company's common stock, will tabulate and certify the stockholder votes submitted by proxy. A representative of AST will serve as the inspector of election at the meeting.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE ON THE PROPOSALS?

    Your Board of Directors recommends that you vote:

    1. FOR the election of the six director nominees to serve on the Board of Directors of the Company for a term of one year; and

    2.  FOR the approval of the Company's 2002 Employee Stock Purchase Plan.

WHAT HAPPENS IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?

    If you submit a proxy but do not indicate any voting instructions, your shares will be voted FOR each of the proposals.

WILL ANY OTHER BUSINESS BE CONDUCTED AT THE MEETING?

    As of the date hereof, the Board of Directors knows of no business that will be presented at the meeting other than the proposals described in this Proxy Statement. However, if any other proposal properly comes before the stockholders for a vote at the meeting, the proxy holders will vote your shares in accordance with their best judgment.

HOW MANY VOTES ARE REQUIRED FOR ACTION TO BE TAKEN ON EACH PROPOSAL?

    ELECTION OF DIRECTORS. The six director nominees will be elected to serve on the Board of Directors for a term of one year if they receive a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. This means that the six director nominees will be elected if they receive more votes than any other person. If you vote to "Withhold Authority" with respect to the election of one or more director nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for the purpose of determining whether there is a quorum at the meeting.

    APPROVAL OF 2002 EMPLOYEE STOCK PURCHASE PLAN. The Company's 2002 Employee Stock Purchase Plan will be approved if a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter are voted in favor of the proposal.

HOW WILL ABSTENTIONS BE TREATED?

    Stockholders have the option of abstaining from voting on Proposal 2 (approval of the 2002 Employee Stock Purchase Plan), but not on Proposal 1 (election of directors). If you abstain from voting on Proposal 2, your shares will be counted for the purpose of determining whether there is a quorum at the meeting, and they will have the same effect as a negative vote on the proposal for the purpose of determining the outcome of the vote. With respect to Proposal 1, because the directors are elected by a plurality vote, an abstention will have no effect on the outcome of the vote and, therefore, is not offered as a voting option on the proposal.

HOW WILL BROKER NON-VOTES BE TREATED?

    A "broker non-vote" occurs when a brokerage firm, bank, or other nominee does not vote the shares that it holds in "street name" on behalf of a beneficial owner, because the beneficial owner has not provided voting instructions to the nominee with respect to a non-discretionary item. Neither of the proposals to be acted upon by the stockholders at the meeting is a non-discretionary item on which a nominee will not have discretion to vote in the absence of voting instructions from the beneficial owner. To the contrary, both of the proposals are discretionary items on which a nominee will have discretion to vote even without voting instructions from the beneficial owner. Therefore, there will not be any broker non-votes in connection with the meeting.

                                STOCK OWNERSHIP

    HOW MUCH COMMON STOCK DO THE COMPANY'S MANAGEMENT AND ITS LARGEST STOCKHOLDERS OWN?

    The following table provides information about the beneficial ownership of the Company's common stock as of March 31, 2002, by (1) each director of the Company, (2) each executive officer of the Company named in the Summary Compensation Table in this Proxy Statement, (3) all directors and executive officers of the Company as a group, and (4) each person known to management of the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock.

                                                                                         PERCENTAGE
                                                                NUMBER OF SHARES         OF SHARES
NAME OF BENEFICIAL OWNER                                     BENEFICIALLY OWNED(1-2)   OUTSTANDING(3)
------------------------                                     -----------------------   --------------
Directors and Executive Officers:
  F. Barry Bays............................................            644,531               2.0%
  James T. Treace(4).......................................            362,701               1.1
  John K. Bakewell.........................................             72,430                 *
  Jack E. Parr, Ph.D.......................................             38,144                 *
  Robert W. Churinetz......................................             30,636                 *
  Karen L. Harris..........................................             27,454                 *
  Richard B. Emmitt(5).....................................          1,375,723               4.2
  James E. Thomas..........................................            181,343                 *
  Thomas E. Timbie.........................................             71,356                 *
  Elizabeth H. Weatherman(6)...............................         14,342,609              43.8
  All directors and executive officers as a group (18               17,437,811              51.8
    persons)(4-6)..........................................

Other Stockholder:
  Warburg, Pincus Equity Partners, L.P.(7).................         14,342,609              43.8
    466 Lexington Avenue
    New York, New York 10017

------------------------

*   Less than 1% of the outstanding shares of common stock.

(1) A person's beneficial ownership of common stock is determined in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC"). Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all the shares of common stock beneficially owned by them.

(2) The shares of common stock shown in the table include the following numbers of shares that the indicated persons have the right to acquire as of March 31, 2002, or within 60 days thereafter (i.e., May 30, 2002), upon the exercise of options and warrants granted by the Company: Mr. Bays--490,908 shares; Mr. Bakewell--27,272 shares; Dr. Parr--34,381 shares;
    Mr. Churinetz--30,636 shares; Ms. Harris--27,454 shares; all directors and executive officers as a group--1,250,336 shares; and Warburg Pincus entities--345,455 shares.

(3) The percentage of outstanding shares of common stock beneficially owned by each person is calculated based on the 32,388,249 outstanding shares of common stock as of March 31, 2002, plus the shares of common stock that such person has the right to acquire as of such date or within 60 days thereafter (i.e., May 30, 2002) upon the exercise of options and warrants granted by the Company.

(4) The shares of common stock beneficially owned by Mr. Treace consist of 259,079 shares owned by Mr. Treace and 103,622 shares owned by the J&A Group, LLC, a private investment and consulting company controlled by Mr. Treace and his wife.

(5) The shares of common stock beneficially owned by Mr. Emmitt are owned by Vertical Fund I, L.P., and Vertical Fund II, L.P. Mr. Emmitt is a Managing Director of The Vertical Group Inc., and a general partner of The Vertical Group, L.P., which in turn is the general partner of Vertical
    Fund I, L.P., and Vertical Fund II, L.P. Mr. Emmitt does not own any shares individually.

(6) The shares of common stock beneficially owned by Ms. Weatherman are owned by Warburg Pincus. See footnote (7). Ms. Weatherman is a partner of Warburg, Pincus & Co., and a Managing Director of Warburg Pincus LLC. Ms. Weatherman does not own any shares individually and disclaims beneficial ownership of all the shares owned by Warburg Pincus.

(7) The shares of common stock beneficially owned by Warburg, Pincus Equity Partners, L.P., are owned by it and three affiliated partnerships, which are referred to collectively as "Warburg Pincus." Warburg, Pincus & Co. is the sole general partner of Warburg Pincus. Warburg Pincus is managed by Warburg Pincus LLC. Lionel I. Pincus is the managing partner of Warburg, Pincus & Co. and the managing member of Warburg Pincus LLC and may be deemed to control both entities. Mr. Pincus does not own any shares individually and disclaims beneficial ownership of all the shares owned by the Warburg Pincus entities.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's directors and executive officers and the beneficial owners of more than 10% of the outstanding shares of the Company's common stock (the "Reporting Persons") file initial reports of, and subsequent reports of changes in, beneficial ownership of the common stock with the SEC. The Reporting Persons are required to furnish the Company with copies of all Section 16(a) reports filed with the SEC. Based solely on the Company's review of the copies of such reports and written representations from certain Reporting Persons furnished to the Company, the Company believes that the Reporting Persons complied with all applicable Section 16(a) filing requirements during 2001.

                       PROPOSAL 1--ELECTION OF DIRECTORS

GENERAL

    The Company's bylaws provide that the Board of Directors is to consist of such number of directors as may be fixed from time to time by resolution of the Board of Directors. There are six directors at present. The directors are elected at each annual meeting of stockholders and serve for a term of one year until the next annual meeting of stockholders and until their respective successors are elected and qualified, subject to their prior death, resignation, retirement, disqualification, or removal from office.

NOMINEES FOR DIRECTOR

    The Board of Directors proposes that the six nominees listed below be elected to serve as directors of the Company. All the nominees are incumbent directors of the Company, and each has consented to serve on the Board of Directors. If any nominee were to become unavailable to serve as a director, the Board of Directors may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board of Directors.

    F. BARRY BAYS. Mr. Bays, age 55, has been the President and Chief Executive Officer and a director of the Company since 2000. He has 37 years of experience in the medical device industry. Mr. Bays was the Senior Vice President and Chief Operating Officer of Medtronic Xomed, Inc. and its predecessor, Xomed Surgical Products, Inc., the leader in the market for surgical products used by ear, nose, and throat surgeons, from 1996 to 2000. He was the Vice President and Chief Operating Officer and a director of TreBay Medical Corp. from 1993 to 1996. Mr. Bays was the Executive Vice President and Chief Operating Officer of Linvatec Corporation from 1990 to 1993. He was the Senior Vice President and Chief Operating Officer of Concept, Inc. from 1981 to 1990.

    JAMES T. TREACE. Mr. Treace, age 56, has been the Chairman of the Board of the Company since 1999. He has been the President of the J&A Group, LLC, a private investment and consulting company that he founded, since 2000.
Mr. Treace was the President of Medtronic Xomed, Inc. from 1999 to 2000, and was the Chairman of the Board, Chief Executive Officer, and President of its predecessor, Xomed Surgical Products, Inc., from 1996 to 1999. He was the Chairman of the Board, Chief Executive Officer, and President of TreBay Medical Corp. from 1993 to 1996. Mr. Treace was the President of Linvatec Corporation from 1990 to 1993. He was the President and Chief Executive Officer of
Concept, Inc. from 1981 to 1990. Mr. Treace is a director of Kyphon Inc., a privately held company. He is the brother of John R. Treace, the Vice President--U.S. Sales of the Company.

    RICHARD B. EMMITT. Mr. Emmitt, age 57, has been a director of the Company since 1999. He has been a Managing Director of The Vertical Group Inc., an investment management and venture capital firm focused on the medical device industry, since 1989. Mr. Emmitt is a director of American Medical Systems Holdings, Inc. and Micro Therapeutics, Inc., both publicly held companies. He is a director of A-Med Systems, Inc., Microvena Corporation, SURx, Inc., and Velocimed, LLC, all privately held companies.

    JAMES E. THOMAS. Mr. Thomas, age 41, has been a director of the Company since August 2000 and previously was a director from December 1999 to March 2000. Mr. Thomas has been the Managing Partner of Thomas, McNerney & Partners, LLC, a private equity investment partnership focused on the health care industry, since 2000. He was with Warburg Pincus LLC, a private investment firm, from 1989 to 2000, where he served as a Managing Director. Mr. Thomas is a director of Transkaryotic Therapies, Inc. and The Medicines Company, Inc., both publicly held companies.

    THOMAS E. TIMBIE. Mr. Timbie, age 44, has been a director of the Company since 2000. He has been the President of Timbie & Company, LLC, a financial consulting firm that he founded, since

2000. Mr. Timbie was the Interim Vice President and Chief Financial Officer of e-dr. Network, Inc., a business-to-business exchange in the optical device market, during 2000. He was the Vice President and Chief Financial Officer of Xomed Surgical Products, Inc. from 1996 to 1999.

    ELIZABETH H. WEATHERMAN. Ms. Weatherman, age 42, has been a director of the Company since 1999. She is a Managing Director of Warburg Pincus LLC, where she has been a member of the health care group since 1988 and is responsible for Warburg Pincus' medical device investment activities. Ms. Weatherman is a director of American Medical Systems Holdings, Inc. and Micro
Therapeutics, Inc., both publicly held companies. She is a director of Kyphon Inc., SURx, Inc., Microvena Corporation, Velocimed, LLC, and ev3, Inc., all privately held companies.

BOARD OF DIRECTORS' RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE SIX NOMINEES FOR DIRECTOR LISTED ABOVE. All proxies solicited on behalf of the Board of Directors will be voted FOR the election of the six director nominees unless the stockholders instruct otherwise in their proxies.

HOW DOES THE BOARD OF DIRECTORS OPERATE?

    The Board of Directors holds meetings on a regular quarterly basis and on other occasions when required by special circumstances. The Board of Directors delegates certain of its functions to its standing Executive Committee, Audit Committee, and Compensation Committee which are described below.

    EXECUTIVE COMMITTEE. The Executive Committee has the authority to exercise all the powers of the Board of Directors in the management of the business and affairs of the Company during the intervals between meetings of the Board of Directors, subject to such restrictions or limitations as the Board of Directors may specify from time to time or as limited by the Delaware General Corporation Law. The Executive Committee is composed of four directors who are appointed by the Board of Directors. The current members of the Executive Committee are James
T. Treace (chairman), F. Barry Bays, Richard B. Emmitt, and Elizabeth H. Weatherman.

    AUDIT COMMITTEE. The Audit Committee provides assistance to the Board of Directors in satisfying its fiduciary responsibilities relating to the Company's accounting, auditing, operating and reporting practices. The Audit Committee, among other things, reviews the annual and quarterly financial statements, the selection and work of the Company's independent auditors, the scope of the annual audits, the fees to be paid to the auditors, and the adequacy of internal controls for compliance with corporate policies and directives. The Audit Committee is composed of three directors who are appointed by the Board of Directors. The current members of the Audit Committee are Thomas E. Timbie (chairman), Richard B. Emmitt, and James E. Thomas. Messrs. Timbie and Emmitt are independent under the applicable listing standards of the National Association of Securities Dealers (the "NASD"). Mr. Thomas, who currently does not qualify as being independent due to his past affiliation with Warburg Pincus, was appointed to the Audit Committee pursuant to an exception contained in the NASD's listing standards. The Board of Directors found that it was in the best interests of the Company and its stockholders that Mr. Thomas serve as a member of the Audit Committee due to his accounting and financial experience. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee's charter is set forth in Appendix A to this Proxy Statement.

    COMPENSATION COMMITTEE. The Compensation Committee reviews general programs of compensation and benefits for all employees and makes recommendations to the Board of Directors concerning executive officer and director compensation. The Compensation Committee is composed of three directors who are appointed by the Board of Directors. The current members of the Compensation Committee are James T. Treace (chairman), James E. Thomas, and Elizabeth H. Weatherman.

    AUDIT COMMITTEE REPORT

    Management is responsible for the Company's internal accounting and financial controls and the financial reporting process. The Company's independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes and to report its findings to the Board of Directors. In this context, the Audit Committee has met and held discussions, separately and jointly, with each of management and the Company's independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements as of and for the fiscal year ended December 31, 2001, were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants.

    The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES, as amended by Statement on Auditing Standards No. 90, AUDIT COMMITTEE COMMUNICATIONS, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

    The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard
No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES, as amended, issued by the Independence Standards Board. ISB Standard No. 1 requires the auditors to disclose in writing to the Audit Committee all relationships between the auditors and the Company that, in the auditors' judgment, reasonably may be thought to bear on independence and to discuss the auditors' independence with the Audit Committee. The Audit Committee has discussed with the independent auditors their independence.

    Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements as of and for the fiscal year ended December 31, 2001, be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                                          Submitted by,
                                          The Audit Committee of
                                          the Board of Directors of
                                          Wright Medical Group, Inc.

                                      Thomas E. Timbie (Chairman)
                                      Richard B. Emmitt
                                      James E. Thomas

HOW OFTEN DID THE BOARD OF DIRECTORS AND ITS COMMITTEES MEET IN 2001?

    The Board of Directors met six times and took action by unanimous written consent four times in 2001. The Audit Committee met six times in 2001. The Compensation Committee met two times and took action by unanimous written consent one time in 2001. Each director attended more than 75% of the total number of meetings of the Board of Directors and its committees on which he or she served in 2001.

HOW ARE DIRECTORS NOMINATED?

    The Board of Directors does not have a nominating committee. Nominations for election as a director of the Company may be made by the Board of Directors, a nominating committee appointed by the Board of Directors, or any stockholder entitled to vote for the election of directors. As required by the Company's bylaws, stockholder nominations for election to the Board of Directors must be made by written notice delivered to the Secretary of the Company in a timely manner and must identify the nominee by name and provide pertinent information concerning his or her background and experience.

    The Company is a party to a stockholders agreement entered into on December 7, 1999, with its then current stockholders. The stockholders agreement provides that for as long as Warburg, Pincus Equity Partners, L.P. ("Warburg Pincus") beneficially owns at least 20% of the outstanding shares of the Company's capital stock, the Company is obligated to nominate and use its best efforts to have two individuals designated by Warburg Pincus elected to the Board of Directors. As of March 31, 2002, Warburg Pincus beneficially owned 14,342,609 shares of common stock representing 43.8% of the outstanding shares, thus giving it the right under the stockholders agreement to designate two persons to serve as directors of the Company. As a designee of Warburg Pincus, Elizabeth H. Weatherman currently serves as a director of the Company and has been nominated for re-election at the meeting. Warburg Pincus has not informed the Company that it intends to designate a second person to be nominated for election as a director of the Company.

HOW ARE DIRECTORS COMPENSATED?

    The Company compensates its non-employee and non-stockholder representative directors for their services in such capacity with an annual cash fee of $12,000. In addition, the Company pays additional cash compensation of $38,000 per year to the Chairman of the Board (James T. Treace) and $18,000 per year to the Chairman of the Audit Committee (Thomas E. Timbie) in recognition of the additional responsibilities attendant to such positions. Directors who are also employees of the Company (F. Barry Bays) or who represent one of the Company's stockholders (Richard B. Emmitt and Elizabeth H. Weatherman) are not separately compensated for their services as directors. All directors are reimbursed for their out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors and its committees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    James T. Treace, James E. Thomas, and Elizabeth H. Weatherman served as members of the Compensation Committee of the Board of Directors during 2001. None of such persons is or has been an officer or employee of the Company or any of its subsidiaries. In addition, no executive officer of the Company served during 2001 as a director or a member of the compensation committee of any entity that had an executive officer serving as a director of the Company or a member of the Compensation Committee of the Board of Directors.

    Ms. Weatherman is a Managing Director of Warburg Pincus LLC. Mr. Thomas was a Managing Director of Warburg Pincus LLC from 1989 to June 2000, although he was no longer associated with Warburg Pincus LLC when he re-joined the Board of Directors in August 2000. Warburg Pincus LLC manages Warburg, Pincus Equity Partners, L.P. ("Warburg Pincus"), the Company's largest stockholder.

    In July 2001, in connection with the closing of the Company's initial public offering of 7,500,000 shares of common stock, approximately $13.1 million of the Company's subordinated notes held by Warburg Pincus were converted into 1,125,000 shares of non-voting common stock, resulting in a gain to Warburg Pincus of approximately $984,000 or $.875 per share. In addition, upon the exercise of the underwriters' over-allotment option in the initial public offering, Warburg Pincus sold 1,125,000 shares of voting common stock at the public offering price of $12.50 per share less an underwriting discount of $.875 per share, resulting in net proceeds to Warburg Pincus of $13,078,125.

    In March 2002, in a secondary public offering of common stock by the Company and certain selling stockholders, Warburg Pincus sold 1,927,196 shares of voting common stock (including 450,000 shares upon the exercise of the underwriters' over-allotment option) at the public offering price of $15.40 per share less an underwriting discount of $.8085 per share, resulting in net proceeds to Warburg Pincus of $28,120,680. Following the closing of the secondary offering, Warburg Pincus converted all of its shares of non-voting common stock into shares of voting common stock. As of March 31, 2002, Warburg Pincus beneficially owned 14,342,609 shares of voting common stock representing 43.8% of the outstanding shares. There are no longer any outstanding shares of non-voting common stock.

           PROPOSAL 2--APPROVAL OF 2002 EMPLOYEE STOCK PURCHASE PLAN

INTRODUCTION

    The Board of Directors adopted the Wright Medical Group, Inc. 2002 Employee Stock Purchase Plan (the "Plan") on February 14, 2002, subject to approval by the Company's stockholders. The Plan provides a method whereby employees of the Company and its subsidiaries can acquire a proprietary interest in the Company through the purchase of common stock. Under the Plan, eligible employees will be able to authorize voluntary payroll deductions to be used to purchase shares of common stock at a price equal to 85 percent of the market value of the common stock at either the beginning or the end of a six-month plan period, whichever is less. The Board of Directors believes that the Plan will encourage employee participation in the ownership of the Company, which will be of mutual benefit to employees and to the Company.

    The Plan is intended to qualify as an "employee stock purchase plan" under
Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The right of a participant to purchase shares of common stock under the Plan is intended to constitute an "option" issued pursuant to an employee stock purchase plan within the meaning of Section 423. Section 423 requires that the Plan be approved by the Company's stockholders within 12 months before or after the date on which the Plan was adopted.

SUMMARY OF PLAN

    The following is a description of only the material features of the Plan. The full text of the Plan is set forth as Appendix B to this Proxy Statement, and the following is qualified in its entirety by reference to Appendix B.

    AVAILABLE SHARES OF COMMON STOCK. The maximum number of shares of common stock that will be offered under the Plan is 200,000 shares, subject to appropriate adjustment in the case of any stock split, reorganization, merger, reclassification, or similar corporate event affecting the common stock. Although shares purchased by participants under the Plan can be newly issued shares, treasury shares or shares acquired by the Company in the open market, the Company currently intends to use newly issued shares for this purpose.

    PLAN ADMINISTRATION. The Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee will have authority to interpret the Plan, construe its terms, adopt rules and regulations, prescribe forms, and make all determinations under the Plan.

    ELIGIBLE EMPLOYEES. Generally, employees of the Company or any of its subsidiaries that are designated by the Committee for participation in the Plan, who are regularly and actively employed, will be eligible to participate in the Plan, provided that their customary employment with the Company or any designated subsidiary is more than 20 hours per week and more than five months per year. However, no employee who, immediately after the grant of an option under the Plan, would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, will be eligible to participate in the Plan. As of March 31, 2002, approximately 750 employees would be eligible to participate in the Plan.

    PLAN PERIODS. The Plan provides for two six-month "Plan Periods" in each calendar year, one commencing on January 1 and terminating on the following
June 30, and the other commencing on July 1 and terminating on the following December 31. The first day of a Plan Period is called the "Entry Date" and the last day is known as the "Exercise Date." The Committee may change the beginning date, ending date, and duration of Plan Periods on a prospective basis, provided that the Plan Periods will in all cases comply with applicable limitations under
Section 423 of the Code.

    ENROLLMENT. An eligible employee may enroll in the Plan for a Plan Period by delivering a signed subscription agreement to the Company no later than 15 days after the Entry Date of the Plan Period for which he or she desires to enroll. After initial enrollment in the Plan, the employee will be automatically re-enrolled in the Plan for subsequent Plan Periods unless he or she withdraws from the Plan before a new Plan Period begins, terminates employment, or otherwise becomes ineligible to participate in the Plan.

    CONTRIBUTIONS THROUGH PAYROLL DEDUCTION. Upon enrollment in the Plan, the employee must elect the rate at which he or she will make payroll contributions for the purchase of common stock. Participants can elect to contribute an amount equal to not more than 5% of their compensation during a Plan Period, or $5,000, whichever is less. For this purpose, the term "compensation" is defined as
(1) the total annual compensation paid to the employee during a Plan Period by the Company and its designated subsidiaries to the extent that such compensation would be subject to Social Security tax withholding but for the maximum dollar amount of the Social Security wage base established by federal law, less
(2) the amount of such compensation that consists of contest awards, reimbursement of moving expenses, life insurance premiums, payments characterized as deferred compensation for purposes of Section 404 of the Code, and compensation reportable to the employee on account of his or her participation in any restricted stock or incentive stock option plans of the Company or its subsidiaries. A participant is not permitted to purchase common stock having a fair market value, as of the beginning of the Plan Period, in excess of $25,000 in any single calendar year.

    All employee contributions under the Plan will be made by means of direct payroll deduction. The contribution rate elected by a participant will continue in effect until modified, but a participant may not change his or her previously elected contribution rate during a Plan Period. A participant's contributions will be credited to a payroll deduction account maintained on behalf of the participant. No interest will be credited on payroll contributions.

    GRANT OF OPTION ON ENTRY DATE. On the Entry Date of each Plan Period, a participant will be deemed to have been granted an option to purchase up to the number of shares of common stock that results from dividing his or her authorized payroll deduction amount by a share price equal to 85% of the market value of the common stock on the Entry Date. Options may be granted to participants on any Entry Date so long as the Plan has not been terminated and the maximum number of authorized shares has not been exceeded. The options deemed to have been granted under the Plan are not the same as, and are not to be confused with, the stock options that the Company may grant under the Company's 1999 Equity Incentive Plan.

    PURCHASE OF SHARES ON EXERCISE DATE. On the Exercise Date of each Plan Period, the Committee will automatically exercise each participant's option to purchase the number of whole shares of common stock that results from dividing the balance of each participant's payroll deduction account by the purchase price determined under the Plan. The Company will sell the shares directly to the Plan for delivery to participating employees. If the aggregate number of whole shares of common stock that could be purchased by all participants exceeds the total number of shares of common stock with respect to which the Committee granted options on the Entry Date of a Plan Period, then the option will be exercised to purchase each participant's pro rata share of the available shares of common stock, and any excess balance in a participant's payroll deduction account will be refunded.

    PURCHASE PRICE. At the end of the Plan Period, the Plan will purchase on behalf of the participants shares of common stock at a price equal to the lesser of 85 percent of the market value of the common stock on the Entry Date of the Plan Period or 85 percent of the market value of the common stock on the Exercise Date of the Plan Period. On March 28, 2002, the last reported sale price of the common stock on the Nasdaq National Market was $20.09 per share.

    TRANSFER RESTRICTIONS. Shares purchased by participants under the Plan cannot be sold, exchanged, pledged, hypothecated, or otherwise transferred until the later of (1) a period of one year after the Exercise Date when they were purchased or (2) a period of two years after the Entry Date on which the option to acquire the shares was granted under the Plan (the "Holding Period"). These restrictions will be evidenced by an appropriate legend on each stock certificate issued to a participant. The restrictions may be waived by the Committee if the participant demonstrates that he or she has a financial emergency which necessitates liquidating the shares and makes adequate arrangements to cover withholding taxes resulting from the early sale of the common stock.

    PARTICIPANTS' RIGHTS. Participants' rights under the Plan are not transferable except pursuant to the laws of descent and distribution. A participant does not become the owner of shares purchased under the Plan and does not have any voting, dividend, or other rights as a stockholder of the Company with respect to such shares until the shares have been transferred to the participant on the Company's stockholder records.

    WITHDRAWAL OF CONTRIBUTIONS. A participant may withdraw his or her payroll deductions from the Plan at any time by giving written notice to the Secretary of the Company, and such notice will also stop any further payroll deductions under the Plan. However, if the notice to withdraw is not received prior to the Exercise Date of a Plan Period, the participant's option to purchase shares will automatically be exercised pursuant to the terms of the Plan, and the payroll deductions will be used to pay for the shares covered by such option.

    TERMINATION OF ENROLLMENT. A participant's enrollment in the Plan will terminate upon the termination of his or her employment by the Company or one of its designated subsidiaries. Upon termination of employment for any reason other than death, the payroll deductions credited to a participant's account will be returned. Upon termination of employment because of death, a participant's beneficiary may elect either to withdraw the payroll deductions credited to a participant's account or to exercise the participant's option to purchase shares of common stock on the next Exercise Date.

    PLAN STATEMENTS AND COSTS. The Company will provide statements to Plan participants at least once per Plan Period showing the amount of payroll deductions and the number of shares of common stock purchased during the Plan Period. In addition, a participant may request in writing a statement of his or her payroll deduction account balance as of the date of the most recently completed pay period preceding the date of the request. The Company will pay the costs and expenses incurred in the administration of the Plan.

    TERMINATION OR AMENDMENT OF PLAN. The Board of Directors may terminate, amend, or modify the Plan without obtaining approval from the Company's stockholders, except that the Board of Directors will not, without stockholder approval, increase the maximum number of shares of common stock that may be issued under the Plan (other than adjustments for stock splits and other changes in capitalization as provided in the Plan), amend the requirements for eligibility to participate in the Plan, or amend the Plan in any manner that would have the effect of causing the Plan not to be an "employee stock purchase plan" as defined in Section 423 of the Code. However, no termination, amendment, or modification of the Plan may be made that would adversely affect the rights of any employee then having an option to purchase shares under the Plan without the affected employee's consent.

PLAN BENEFITS

    The benefits to be received by participants in the Plan will depend on the number of eligible employees who enroll in the Plan, the payroll deduction elections made by such employees, and the availability of shares under the Plan. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Plan or the benefits that would have been received by such participants if the Plan had been in effect in 2001.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the material anticipated federal income tax consequences of the Plan to the Company and the Plan participants. The summary is based on current federal income tax law, which is subject to change, and does not address state, local, or foreign tax consequences or considerations. THIS DISCUSSION IS NOT TAX ADVICE. EACH ELIGIBLE EMPLOYEE CONTEMPLATING PARTICIPATION IN THE PLAN SHOULD CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN.

    No taxable income will result to the participant upon the grant of an option or upon the purchase of shares for his or her account under the Plan, although the amount of a participant's payroll deductions under the Plan will be taxable as ordinary income as if received by the participant.

    If the participant (a) disposes of shares acquired under the Plan after the expiration of the Holding Period (i.e., after the later of one year after the Exercise Date of the Plan Period with respect to which the shares were purchased or two years after the Entry Date on which the option to acquire the shares was granted under the Plan), or (b) dies at any time while holding shares acquired under the Plan, then at the time that the participant disposes of the shares he or she will recognize ordinary income in an amount equal to the lesser of
(i) the fair market value of the shares on the Entry Date of the Plan Period with respect to which they were acquired, or (ii) the excess of the fair market value of the shares on the date of disposition or death over the amount of the participant's payroll deductions used to purchase the shares.

    If the participant disposes of shares acquired under the Plan prior to the expiration of the Holding Period (i.e., before the later of one year after the Exercise Date of the Plan Period with respect to which the shares were purchased or two years after the Entry Date on which the option to acquire the shares was granted under the Plan), then at that time the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the Exercise Date over the amount of the participant's payroll deductions used to purchase the shares. The participant will be considered to have disposed of shares if the participant sells, exchanges, makes a gift, or transfers (except by death) legal title to the shares.

    In addition, the participant will recognize a long-term or short-term capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized upon any sale of common stock and the participant's basis in the common stock (i.e., the purchase price plus the amount, if any, taxed to the participant as ordinary income, as described in (2) and (3) above).

    If the Holding Period is satisfied, the Company will not receive any deduction for federal income tax purposes with respect to any discount in the sale price of shares purchased under the Plan. If the Holding Period is not satisfied, the Company generally will be entitled to a tax deduction in an amount equal to the amount taxed to the participant as ordinary income.

    Dividends, if any, on shares purchased pursuant to the Plan will be taxable as ordinary income in the year paid.

BOARD OF DIRECTORS' RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE PLAN. All proxies solicited by the Board of Directors will be voted FOR the approval of the Plan unless the stockholders instruct otherwise in their proxies.

                            INDEPENDENT ACCOUNTANTS

    Arthur Andersen LLP has acted as the Company's independent accountants since August 2000. However, in light of recent, well-publicized events involving Arthur Andersen, and upon the recommendation of management and the Audit Committee, the Board of Directors has decided to reconsider the engagement of Arthur Andersen as the Company's independent accountants. The Board of Directors has not yet selected any accounting firm to serve as the Company's independent accountants for the fiscal year ending December 31, 2002. As a result, the Board of Directors is not seeking stockholder ratification at the meeting.

    The Audit Committee and the Board of Directors will continue to review and monitor the ability of Arthur Andersen to provide high-quality, professional services to the Company. Based on this review and its determination of which approach is in the best interests of the Company and its stockholders, the Board of Directors at any time may either continue the engagement of Arthur Andersen or appoint a different accounting firm to serve as the Company's independent accountants for 2002.

    Stockholder ratification of the selection of the Company's independent accountants is not required by the Company's by-laws or other applicable legal requirements. However, the Board of Directors intends to seek stockholder ratification of its selection of the Company's independent accountants for the fiscal year ending December 31, 2003, at the 2003 Annual Meeting of Stockholders.

    Representatives of Arthur Andersen are expected to be present at the meeting. They will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from the Company's stockholders.

    The following table presents information regarding the fees billed by Arthur Andersen for certain categories of professional services provided to the Company in 2001:

                                                                 FEES
                                                              ----------
Audit fees, including review of quarterly financial
  statements................................................  $  490,500
Audit-related fees*.........................................     670,700
Financial information systems design and implementation
  fees......................................................          --
All other fees..............................................     273,800
                                                              ----------
  Total.....................................................  $1,435,000

------------------------

* The audit-related services provided to the Company in 2001 were services that are traditionally performed by independent accountants, including assistance in the preparation of the registration statement filed by the Company with the SEC pursuant to its initial public offering, the preparation of comfort letters delivered to the underwriters of such offering, and audits of the Company's employee benefit plans.

    The Audit Committee reviewed all non-audit services provided by Arthur Andersen in 2001 and concluded that the provision of such services was compatible with maintaining Arthur Andersen's independence in the conduct of its auditing functions.

                 EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

    Set forth below is certain information concerning the executive officers of the Company.

NAME                                          AGE                     POSITION(S)
----                                        --------   ------------------------------------------
F. Barry Bays.............................     55      President and Chief Executive Officer

John K. Bakewell..........................     40      Executive Vice President and Chief
                                                       Financial Officer

Jack E. Parr, Ph.D. ......................     62      Executive Vice President and Chief
                                                       Scientific Officer

Robert W. Churinetz.......................     50      Senior Vice President--Global Operations

R. Glen Coleman...........................     47      Senior Vice President--Marketing

Brian T. Ennis............................     47      President--International

Warren O. Haggard, Ph.D. .................     45      Vice President--Research

Karen L. Harris...........................     40      Vice President--International Sales and
                                                       Distribution

Jason P. Hood, J.D. ......................     37      Vice President, General Counsel, and
                                                       Secretary

Joyce B. Jones............................     49      Vice President and Treasurer

Jeffrey G. Roberts........................     43      Vice President--Research and Development

Carl M. Stamp.............................     39      Vice President--Business Development

John R. Treace............................     57      Vice President--U.S. Sales

    F. Barry Bays has been the President and Chief Executive Officer and a director of the Company since 2000. He has 37 years of experience in the medical device industry. Mr. Bays was the Senior Vice President and Chief Operating Officer of Medtronic Xomed, Inc. and its predecessor, Xomed Surgical
Products, Inc., the leader in the market for surgical products used by ear, nose, and throat surgeons, from 1996 to 2000. He was the Vice President and Chief Operating Officer and a director of TreBay Medical Corp. from 1993 to 1996. Mr. Bays was the Executive Vice President and Chief Operating Officer of Linvatec Corporation from 1990 to 1993. He was the Senior Vice President and Chief Operating Officer of Concept, Inc. from 1981 to 1990.

    John K. Bakewell has been the Executive Vice President and Chief Financial Officer of the Company since December 2000. He was the Chief Financial Officer and Vice President of Finance and Administration of Altra Energy
Technologies, Inc., a software and e-commerce solutions provider to the energy industry, from 1998 to 2000. Mr. Bakewell was the Vice President of Finance and Administration and Chief Financial Officer of Cyberonics, Inc., a publicly held medical device manufacturer from 1993 to 1998. He was the Chief Financial Officer of ZEOS International Ltd., a publicly held manufacturer and direct marketer of personal computers and related products, from 1990 to 1993.
Mr. Bakewell is a certified public accountant.

    Jack E. Parr, Ph.D., has been the Executive Vice President and Chief Scientific Officer of the Company since 1998. He previously served the Company as Vice President--Research and Development from 1993 to 1998. Dr. Parr has
22 years of experience in the orthopaedic medical device industry and holds 16 U.S. patents. He is a member of the American Academy of Orthopaedic

Surgeons, a director and past president of the Society of Biomaterials, a director of the American Society for Testing and Materials, and a member of several other professional associations.

    Robert W. Churinetz has been the Senior Vice President--Global Operations of the Company since April 2001. He previously served the Company as Vice President--Quality and Regulatory Affairs from 1993 to 1998, Vice President--Operations from 1998 to 2000, and Vice President--Global Operations from 2000 to April 2001. Mr. Churinetz has 25 years of experience in the medical device industry. Mr. Churinetz was employed by United States Surgical Corporation from 1976 to 1993 in various positions of increasing responsibility, ultimately serving as the Senior Director of Corporate Quality Functions.

    R. Glenn Coleman has been the Senior Vice President--Marketing of the Company since March 2001. He was the Vice President of Marketing for Medtronic Xomed, Inc. and its predecessor, Xomed Surgical Products, Inc., from 1996 to 2000. Mr. Coleman held several management positions at Linvatec Corporation from 1983 to 1996, including service as Vice President of Global Marketing during 1996, Vice President of Sales from 1993 to 1996, Vice President and General Manager of the Concept Division from 1991 to 1993, and Vice President of Research and Development earlier.

    Brian T. Ennis has been the President--International of the Company since July 2001. He has more than 19 years of experience in the medical device industry. Mr. Ennis held several management positions with Stryker Corporation from 1988 to 2000, including service as Director of Marketing of Stryker Medical, Vice President and General Manager of Stryker Medical Europe, Vice President and General Manager of Stryker United Kingdom, and Vice President of MedSurg Marketing for Stryker Europe, Africa, and Middle East. He was employed by C.R. Bard Corporation from 1982 to 1988, serving in progressively higher sales and marketing positions culminating as a Group Product Manager for the Bard Urological division.

    Warren O. Haggard, Ph.D., has been the Vice President--Research of the Company since 1998. He began his employment with the Company in 1993 as the Manager of Small Joint Implant Product Development and thereafter has held various positions of increasing responsibility. Dr. Haggard was employed by Dow Corning Wright, a predecessor company, from 1985 to 1991, where he served initially as a Product Development Engineer and later as a Project Engineer. He worked at Union Carbide Corporation as a material scientist from 1982 to 1985.

    Karen L. Harris has been the Vice President--International Sales and Distribution of the Company since 1998. She joined the Company in 1997 as Vice President--European Business Development. Ms. Harris was employed by MicroAire Surgical Instruments, Inc. from 1990 to 1997, where she held various positions and ultimately was Director of International Sales and Marketing.

    Jason P. Hood, J.D., has been a Vice President of the Company since
April 2002 and its General Counsel and Secretary since 1998. He previously served the Company as Corporate Counsel during 1998. Mr. Hood was an attorney with Sedgwick Noble Lowndes, an international employee benefits consulting firm, from 1997 to 1998. He was associated with the law firm of Glankler Brown, PLLC from 1994 to 1997, where he concentrated his practice in employment law and general civil litigation. Mr. Hood is licensed to practice law in the State of Tennessee.

    Joyce B. Jones has been the Vice President and Treasurer of the Company since April 2002. She joined the Company as Manager of General Accounting in 1989 and since then has been promoted to various positions of increasing responsibility in accounting and finance, most recently serving as Vice President--Finance and Controller from 1998 to April 2002. Ms. Jones has
18 years of experience in the medical device industry. She was the Corporate Controller of Insituform Technologies, Inc. a provider of specialized pipeline rehabilitation technologies and services, from 1986 to 1989.

    Jeffrey G. Roberts has been the Vice President--Research and Development of the Company since September 2000. He joined the Company in March 2000 as Vice President--Product Development.

Mr. Roberts has over 18 years of experience in the medical device industry and has been involved in the design, development, and manufacture of many orthopaedic devices, implants, and instruments for both total joint and arthroscopic applications. From 1996 until joining the Company, he was employed by Aquarius Medical Corporation, a medical device start-up company that was acquired by Kobayashi Pharmaceutical Ltd. of Japan, where he served in various positions of responsibility, including Vice President of Research and Development. Mr. Roberts' other executive and technical experience includes service as President of Arthrotek, Inc., a subsidiary of Biomet Inc., from 1994 to 1996; and various technical positions, including Vice President of Research and Development, with Linvatec Corporation from 1988 to 1994.

    Carl M. Stamp has been the Vice President--Business Development of the Company since March 2001. He joined the Company in 1994 and previously served as Vice President--Marketing from 1996 to March 2001 and Regional Sales Director from 1994 to 1996. Mr. Stamp has 15 years of experience in the orthopaedic medical device industry. He was employed by Orthomet, Inc. as Director of Marketing from 1992 to 1994 when it was acquired by the Company. Mr. Stamp held positions in product development engineering and marketing with Dow Corning Wright from 1986 to 1992.

    John R. Treace has been the Vice President--U.S. Sales of the Company since 2000. He was Vice President of U.S. Sales for Medtronic Xomed, Inc., and its predecessor, Xomed Surgical Products, Inc., from 1994 to 2000. Mr. Treace was Vice President of Sales and Marketing of TreBay Medical Corp. from 1995 to 1996. He is the brother of James T. Treace, the Chairman of the Board of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    OVERVIEW. The Compensation Committee of the Board of Directors (the "Committee") administers the Company's executive compensation program. The Committee is responsible for making decisions with respect to the compensation of the Company's executive officers, including the Chief Executive Officer. In making decisions regarding executive compensation, the Committee has attempted to implement a policy that serves the financial interests of the Company's stockholders while providing appropriate incentives to its executive officers.

    COMPENSATION PHILOSOPHY. The Company's executive compensation program is designed to attract and retain high caliber executives and motivate them to achieve superior performance for the benefit of the Company's stockholders. The Committee believes that a significant portion of executive officers' compensation potential on an annual basis should be at risk based on the Company's performance. If the Company's performance does not meet the criteria established by the Committee, incentive compensation will be adjusted accordingly.

    COMPENSATION PROGRAM. The compensation for executive officers of the Company consists primarily of a base salary, an incentive bonus opportunity, and long-term incentive awards tied directly to the performance of the Company's common stock. The total cash compensation (I.E., base salary plus incentive bonus) paid to the Company's executive officers is intended to be competitive with the total cash compensation paid to executive officers in similar positions at companies primarily in the medical device industry with revenues similar to those of the Company. These components of executive compensation are discussed more fully below.

    BASE SALARY. The Committee determines the base salaries of the Chief Executive Officer and all other executive officers of the Company. In setting the base salaries, the Committee does not rely on a specific list of companies to compare salaries, but seeks relevant compensation data. Salaries are reviewed annually, and increases are based primarily on merit according to each executive officer's achievement of performance objectives.

    INCENTIVE BONUS. The Company implemented a management incentive plan for its executive officers and other management employees in 2001. The incentive plan provided for the discretionary payment by the Company of an incentive bonus in the event, and to the extent, that the Company achieved certain quarterly and annual performance objectives, including the Company's sales, operating profit, and inventory and manufacturing efficiency. Under the plan, the incentive bonuses were calculated as a percentage of the executive officer's base salary, with the maximum percentage being 45-50% of base salary depending on the executive's job classification. As a result of the Company's performance in 2001 relative to the incentive plan's objectives, the executive officers received incentive bonuses in the approximate range of 17-43% of their base salaries.

    LONG-TERM INCENTIVE AWARDS. The Company may grant long-term, equity-based incentive awards to its executive officers under the 1999 Equity Incentive Plan (the "Equity Incentive Plan"). Under the Equity Incentive Plan, which is administered by the Committee, the Company may award long-term incentives in such forms as incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, phantom stock units, performance share units, and stock bonuses. Based on an assessment of competitive factors, the Committee determines an award that is suitable for providing an adequate incentive for the performance and retention of each executive officer. It is not intended that such awards be granted on the basis of past corporate performance or the size or amount of awards previously granted.

    The Committee's practice has been to award stock options in order to closely align the interests of the executive officers with those of the Company's stockholders. In 2001, the Company granted stock options to purchase a total of 324,092 shares of common stock to 11 executive officers. To encourage retention, the stock options generally are granted with a vesting period over several years. The stock options granted to the executive officers in 2001 vest ratably over four years. The Committee has taken the position that stock options should be granted with an exercise price that is equal to the fair market value of the common stock on the date of grant. The actual value of stock option compensation, therefore, depends on the market value of the common stock increasing after the date of grant.

    COMPENSATION OF CHIEF EXECUTIVE OFFICER. F. Barry Bays was the President and Chief Executive Officer of the Company in 2001. Mr. Bays has an employment agreement with the Company, which is discussed in more detail elsewhere in this Proxy Statement. Pursuant to the agreement, the Company paid Mr. Bays a base salary of $270,000 in 2001. Mr. Bays also was eligible under the Company's management incentive plan to receive an incentive bonus of up to 50% of his base salary in the event that the Company achieved certain quarterly and annual performance objectives in 2001. He received an incentive bonus of $109,158, or approximately 40% of his base salary, for 2001. On March 28, 2001, the Company granted an option to purchase 109,091 shares of common stock to Mr. Bays under the Equity Incentive Plan. The exercise price of the option is $8.25 per share, which is equal to the appraised fair market value of the common stock on the date of grant. The option vests ratably over four years and has a ten-year term. In 2001, pursuant to his employment agreement, Mr. Bays also received a one-time payment of $225,000 to cover the loss of an excise tax and gross-up reimbursement from his former employer. The Committee considers the total compensation received by Mr. Bays for 2001 to be reasonable and appropriate under the circumstances.

                                          Submitted by,
                                          The Compensation Committee of
                                          the Board of Directors of
                                          Wright Medical Group, Inc.

                                      James T. Treace (Chairman)
                                      James E. Thomas
                                      Elizabeth H. Weatherman

SUMMARY COMPENSATION TABLE

    The table below sets forth summary compensation information for the Company's Chief Executive Officer in 2001 and each of the four other most highly compensated executive officers of the Company who were serving in such capacities on December 31, 2001.

                                                                    LONG-TERM
                                                                   COMPENSATION
                                                                ------------------
                                          ANNUAL COMPENSATION       SHARES OF
                                          -------------------      COMMON STOCK       ALL OTHER
NAME AND PRINCIPAL POSITIONS     YEAR      SALARY     BONUS     UNDERLYING OPTIONS   COMPENSATION
----------------------------   --------   --------   --------   ------------------   ------------
F. Barry Bays................    2001     $270,000   $109,158         109,091          $ 240,300(1)
  President, Chief Executive     2000      248,571    116,765         618,182             94,194(2)
  Officer, and Director
John K. Bakewell(3)..........    2001      190,000     59,089              --             97,794(4)
  Executive Vice President       2000       11,310         --         109,091                 --
  and Chief Financial Officer
Jack E. Parr, Ph.D...........    2001      183,450     74,069          23,636              8,805(5)
  Executive Vice President       2000      176,750     94,509          30,328              7,930(6)
  and Chief Scientific
  Officer
Robert W. Churinetz..........    2001      189,000     80,585          18,182              5,100(7)
  Senior Vice President--        2000      180,000     48,851          43,273              5,100(7)
  Global Operations
Karen L. Harris..............    2001      171,000     72,569           5,455              5,325(8)
  Vice                           2000      161,033     45,053          43,273              4,831(9)
  President--International
  Sales and Distribution

------------------------

(1) Mr. Bays' other compensation for 2001 consisted of $225,000 to cover the loss of an excise tax and gross-up reimbursement from his previous employer, $5,100 in matching contributions under the Company's 401(k) plan, and $10,200 in perquisites.

(2) Mr. Bays' other compensation for 2000 consisted of $84,844 to cover the loss of a performance bonus from a previous employer and $9,350 in perquisites.

(3) Mr. Bakewell's first day of employment with the Company was December 11, 2000.

(4) Mr. Bakewell's other compensation for 2001 consisted of $52,500 to cover the loss of incentive compensation from a previous employer, $5,100 in matching contributions under the Company's 401(k) plan, and $40,194 in perquisites.

(5) Dr. Parr's other compensation for 2001 consisted of $5,100 in matching contributions under the Company's 401(k) plan and $3,705 in perquisites.

(6) Dr. Parr's other compensation for 2000 consisted of $5,100 in matching contributions under the Company's 401(k) plan and $2,830 in perquisites.

(7) Mr. Churinetz's other compensation for 2001 and 2000 consisted of $5,100 in matching contributions under the Company's 401(k) plan.

(8) Ms. Harris' other compensation for 2001 consisted of $5,100 in matching contributions under the Company's 401(k) plan and $225 in perquisites.

(9) Ms. Harris' other compensation for 2000 consisted of $4,831 in matching contributions under the Company's 401(k) plan.

STOCK OPTION GRANTS IN 2001

    The table below sets forth information concerning the stock options grants in 2001 to the executive officers named in the Summary Compensation Table and the potential realizable value of such stock options at assumed annual rates of stock price appreciation for the ten-year terms.

                                         PERCENTAGE                                  POTENTIAL REALIZABLE
                                           OF ALL                                      VALUE AT ASSUMED
                                            STOCK                                    ANNUAL RATES OF STOCK
                          NUMBER OF        OPTIONS                                    PRICE APPRECIATION
                            STOCK        GRANTED TO    EXERCISE                       FOR OPTION TERM(3)
                       OPTIONS GRANTED    EMPLOYEES    PRICE PER   EXPIRATION   -------------------------------
NAME                       IN 2001         IN 2001     SHARE(1)     DATE(2)             5%              10%
----                   ---------------   -----------   ---------   ----------   ------------------   ----------
F. Barry Bays........      109,091          16.54%       $8.25      03/28/11        $2,280,788       $4,164,875
John K. Bakewell.....           --             --           --            --                --               --
Jack E. Parr,
  Ph.D...............       23,636           3.58         8.25      03/28/11           494,163          902,375
Robert W. Churinetz..       18,182           2.76         8.25      03/28/11           380,135          694,152
Karen L. Harris......        5,455           0.83         8.25      03/28/11           114,049          208,261

--------------------------

(1) The exercise price per share of each stock option granted to the named executive officers is equal to the appraised fair market value of the common stock on the date of grant.

(2) All the stock options granted to the named executive officers were granted under the Company's 1999 Equity Incentive Plan (the "Equity Incentive Plan"). The Compensation Committee, which administers the Equity Incentive Plan and the Company's other incentive plans, has general authority to accelerate, extend, or otherwise modify the benefits under the stock options in certain circumstances within overall plan and other limitations. The Compensation Committee has no present intention to exercise that authority with respect to these stock options.

(3) In accordance with the SEC's rules, these dollar figures represent hypothetical gains that could be achieved for the respective stock options if they were exercised at the end of the option term. The gains are based on assumed annual rates of stock price appreciation of 5% and 10% compounded annually from the date that the respective stock options were granted to their expiration date. They do not reflect the Company's estimates or projections of future prices of the common stock. The gains are net of the stock option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. The actual gains, if any, realized upon stock option exercises will depend upon the future performance of the common stock, the executive's continued employment with the Company or its subsidiaries, and the dates on which the stock options are exercised. The hypothetical gains shown in the table might not be achieved.

STOCK OPTION EXERCISES AND VALUES FOR 2001

    None of the executive officers named in the Summary Compensation Table exercised any stock options in 2001. The table below sets forth information concerning the number and value of their unexercised stock options at December 31, 2001.

                                                           NUMBER OF SHARES
                                                        UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                             STOCK OPTIONS          IN-THE-MONEY STOCK OPTIONS
                                                         AT DECEMBER 31, 2001          AT DECEMBER 31, 2001*
                                                      ---------------------------   ---------------------------
NAME                                                  EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                                  -----------   -------------   -----------   -------------
F. Barry Bays.......................................    309,091        418,182      $4,187,009     $5,239,737
John K. Bakewell....................................     27,272         81,819         369,432      1,108,337
Jack E. Parr, Ph.D..................................     18,228         46,382         284,008        536,209
Robert W. Churinetz.................................     15,472         50,638         225,802        615,112
Karen L. Harris.....................................     15,472         37,911         225,802        492,296

--------------------------

* In accordance with the SEC's rules, an option is "in-the-money" if the fair market value of the underlying security exceeds the exercise price of the option. In the table, the values of the unexercised in-the-money stock options are calculated by multiplying the number of underlying shares of the Company's common stock by the difference between the fair market value of the shares and the exercise prices of the stock options. For the purposes of the table, the fair market value of the Company's common stock on December 31, 2001, is deemed to have been $17.90, which is the closing sale price of the common stock reported for transactions effected on the Nasdaq National Market on such date.

EMPLOYMENT AGREEMENTS

    The Company entered into an employment agreement with F. Barry Bays on January 31, 2000. Mr. Bays is the President and Chief Executive Officer of the Company. The term of Mr. Bays' employment agreement ends on January 31, 2003. The Company currently pays Mr. Bays an annual base salary of $270,000. Mr. Bays also is eligible to receive an incentive bonus of up to 50% of his base salary based on the attainment of certain performance objectives established by the Compensation Committee of the Board of Directors. Pursuant to his employment agreement, Mr. Bays received a one-time payment of $225,000 in 2001 to cover the loss of an excise tax and gross-up reimbursement from his former employer. Under the agreement, the Company granted Mr. Bays an option to purchase 618,182 shares of common stock at an exercise price of $4.35 per share, of which 309,091 shares vested on January 31, 2001, 105,091 shares vested on January 31, 2002, and 102,000 shares will vest on each of January 31, 2003 and 2004. The Company also agreed to reimburse Mr. Bays' reasonable business expenses. The agreement also entitles Mr. Bays to participate in the Company's other standard benefit programs and contains customary confidentiality and competition provisions.

    The Company entered into an employment agreement with John K. Bakewell on December 11, 2000. Mr. Bakewell is the Executive Vice President and Chief Financial Officer of the Company. The term of Mr. Bakewell's employment agreement ends on December 11, 2003. The Company currently pays Mr. Bakewell an annual base salary of $190,000. Mr. Bakewell is eligible to receive an annual bonus based upon certain performance criteria established by the Company's board of directors. Mr. Bakewell also received in 2001 a one-time payment of $52,500 to cover the loss of incentive compensation from a previous employer. Under the agreement, the Company granted Mr. Bakewell an option to purchase 109,091 shares of common stock at an exercise price of $4.35 per share, of which 27,272 shares vested on December 11, 2001, and 27,273 shares will vest on each of December 11, 2002, 2003, and 2004. The Company also agreed to reimburse
Mr. Bakewell's reasonable business expenses. The agreement also entitles
Mr. Bakewell to participate in the Company's other standard benefit programs and contains customary confidentiality and competition provisions.

    The employment agreements of Messrs. Bays and Bakewell contain the following provisions relating to the termination of their employment with the Company in certain situations:

    - If the employee becomes disabled for a period in excess of six months, he will be entitled to receive all amounts and benefits that he would be entitled to receive under the agreement if he had not become disabled, reduced by any amount that he receives under any Company-maintained disability insurance policy or plan or under Social Security or similar laws.

    - If the Company terminates the employee for "cause" as defined in the agreement, he will receive no additional compensation or termination benefits. For purposes of the agreement, the Company would have "cause" to terminate the employee upon (1) the determination by the Board of Directors that the employee has intentionally neglected his duties for an extended period of time; (2) the employee's death; (3) the determination by the Board of Directors that the employee has engaged or may engage in conduct that is materially injurious to the Company; (4) the employee's conviction of a felony; (5) the employee's improper disclosure of trade secrets, know-how, or proprietary processes of the Company or its predecessor; (6) the employee's failure to follow guidelines regarding the treatment of inventions, ideas, disclosures, and improvements during the course of employment; or (7) the employee's material breach of any other covenant contained in the agreement.

    - If the Company terminates the employee without cause, he will be entitled to receive his salary and continued coverage under the Company's benefit plans for a period of twenty-four months in the case of Mr. Bays, and for a period of twelve months in the case of Mr. Bakewell, following the date of termination. All of the employee's unvested shares of common stock underlying the options granted him under the agreement will immediately vest and be exercisable for a period of one year following the date of termination.

    - Upon a "change of control" as defined in the agreement, all of the employee's unvested shares of common stock underlying the option granted him under the agreement will immediately vest and be fully exercisable. For purposes of the agreement, a "change of control" will be deemed to have occurred, among other events, upon the occurrence of any of the following events:

       - the acquisition by any individual, entity, or group of beneficial ownership of 50% or more (on a fully diluted basis) of either the outstanding shares of the Company's common stock or the combined voting power of the Company's outstanding voting securities that are entitled to vote generally in the election of directors, unless the acquisition
         (1) is pursuant to an initial public offering or (2) is transacted by the Company, any affiliate of the Company, or any employee benefit plan sponsored or maintained by the Company or any of its affiliates;

       - the consummation of a reorganization, merger, consolidation, or sale or other disposition of all or substantially all the assets of the Company, unless, following the transaction, (1) all or substantially all the individuals and entities who beneficially owned the outstanding shares of the Company's common stock and the Company's outstanding voting securities immediately prior to the transaction continue to beneficially own more than 60% of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities that are entitled to vote generally in the election of directors of the corporation resulting from the transaction (the "new entity") in substantially the same ownership proportions as prior to the transaction; (2) no unrelated party beneficially owns, directly or indirectly, (a) 50% or more (on a fully diluted basis) of the then outstanding shares of common stock of the new entity, including shares that are issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire the common stock, or (b) 50% or more of the combined voting power of the outstanding voting securities of the new entity, except in each case to the extent that such ownership existed prior to the transaction; (3) at least a majority of the members of the board of directors of the new entity were incumbent members of the Board of Directors of the Company at the time of the execution of the initial agreement providing for the transaction; and (4) the employee maintains his position with the new entity.

       - the sale of at least 80% of the Company's assets to an unrelated party or the completion of a transaction having a similar effect;

       - the approval by the Company's stockholders of a complete liquidation or dissolution of the Company; or

       - the individuals who constitute the Board of Directors of the Company on the date of the employment agreement, and any other individual who becomes a member of the Board of Directors after the date of the agreement and whose election or nomination was approved by a vote of at least two-thirds of the Company's then current directors, thereafter cease to constitute at least a majority of the Board of Directors.

COMPARISON OF TOTAL STOCKHOLDER RETURNS

    The graph below compares the cumulative total stockholder returns for the period from July 13, 2001 (when trading in the Company's common stock commenced on the Nasdaq National Market following the Company's initial public offering) to December 31, 2001, for the Company's common stock, an index composed of United States companies whose stock is listed on the Nasdaq Stock Market (the "Nasdaq U.S. Companies Index"), and an index consisting of Nasdaq-listed companies in the surgical, medical, and dental instruments and supplies industry (the "Nasdaq Medical Equipment Companies Index"). The graph assumes that $100.00 was invested on July 13, 2001, in the Company's common stock, the Nasdaq U.S. Companies Index, and the Nasdaq Medical Equipment Companies Index, and that all dividends were reinvested. Total returns for the two Nasdaq indices are weighted based on the market capitalization of the companies included therein. Historic stock price performance is not indicative of future stock price performance. The Company does not make or endorse any prediction as to future stock price performance.

                      CUMULATIVE TOTAL STOCKHOLDER RETURNS
          BASED ON REINVESTMENT OF $100.00 BEGINNING ON JULY 13, 2001

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Dollars

                                          7/31/01  12/31/01
Wright Medical Group, Inc.                 100.00    114.70
Nasdaq U.S. Companies Index                100.00     93.50
Nasdaq Medical Equipment Companies Index   100.00    104.20

                                                          07/13/2001   12/31/2001
                                                          ----------   ----------
Wright Medical Group, Inc...............................    $100.00      $114.70
Nasdaq U.S. Companies Index.............................    $100.00      $ 93.50
Nasdaq Medical Equipment Companies Index................    $100.00      $104.20

                                          SOURCE: CENTER FOR RESEARCH IN
                                          SECURITY PRICES,
                                          UNIVERSITY OF CHICAGO GRADUATE SCHOOL
                                          OF BUSINESS

                              CERTAIN TRANSACTIONS

    In July 2001, the Company issued 7,500,000 of common stock in an initial public offering at the public offering price of $12.50 per share less an underwriting discount of $.875 per share, resulting in net proceeds to the Company of $87,187,500. Upon the completion of the initial public offering, all outstanding shares of each series of the Company's preferred stock, plus accrued dividends, were converted into a total of 19,602,799 shares of common stock, including 5,998,344 shares of non-voting common stock, at a conversion price of $4.35 per share. The value of the shares of common stock resulting from the conversion of the accrued dividends on the shares of preferred stock held by the directors, officers, and principal stockholders of the Company was approximately $16.6 million based on the initial public offering price of $12.50 per share. In addition, upon the closing of the initial public offering, approximately
$13.1 million of the Company's subordinated notes held by Warburg, Pincus Equity Partners, L.P. ("Warburg Pincus") were converted into 1,125,000 shares of non-voting common stock, resulting in a gain to Warburg Pincus of approximately $984,000 or $.875 per share. Finally, upon the exercise of the underwriters' over-allotment option in the initial public offering, Warburg Pincus sold 1,125,000 shares of voting common stock at the public offering price of $12.50 per share less an underwriting discount of $.875 per share, resulting in net proceeds to Warburg Pincus of $13,078,125.

    In March 2002, in a secondary public offering of common stock by the Company and certain selling stockholders, Warburg Pincus sold 1,927,196 shares of voting common stock (including 450,000 shares upon the exercise of the underwriters' over-allotment option) at the public offering price of $15.40 per share less an underwriting discount of $.8085 per share, resulting in net proceeds to Warburg Pincus of $28,120,680. Following the closing of the secondary offering, Warburg Pincus converted all of its shares of non-voting common stock into shares of voting common stock. As of March 31, 2002, Warburg Pincus beneficially owned 14,342,609 shares of voting common stock representing 43.8% of the outstanding shares. There are no longer any outstanding shares of non-voting common stock.

    Elizabeth H. Weatherman, a director of the Company, is a Managing Director of Warburg Pincus LLC. James E. Thomas, a director of the Company, is a former Managing Director of Warburg Pincus LLC. Warburg Pincus LLC manages Warburg Pincus, the Company's largest stockholder.

                                 OTHER MATTERS

    As of the date hereof, the Board of Directors knows of no business that will be presented at the meeting other than the proposals described in this Proxy Statement. If any other proposal properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote the shares of common stock represented by proxies that are submitted to the Company in accordance with their best judgment.

                             ADDITIONAL INFORMATION

SOLICITATION OF PROXIES

    The Company will bear the cost of preparing and mailing this Proxy Statement and soliciting proxies. Directors, officers, and other employees of the Company may solicit proxies without any additional compensation. The solicitations will be made through the mail and may also be made in person or by telephone, facsimile, or other electronic means. The Company requests that brokerage firms, banks, and other nominees forward the proxy solicitation materials to the beneficial owners of the shares of common stock held of record by such nominees and will reimburse them for their reasonable forwarding expenses.

STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING OF STOCKHOLDERS

    Stockholders interested in presenting a proposal for consideration at the Company's 2003 annual meeting of stockholders must follow the procedures prescribed in the proxy rules of the SEC. The SEC's Rule 14a-8 under the Securities Exchange Act of 1934, as amended, requires that stockholder proposals that are intended to be presented at the Company's 2003 annual meeting of stockholders be received by the Company (attention: Corporate Secretary) at its office located at 5677 Airline Road, Arlington, Tennessee 38002, not later than December 26, 2002, in order to be eligible for inclusion in the Company's proxy solicitation materials relating to the meeting. Nothing in this paragraph shall be deemed to require the Company to include any stockholder proposal that does not meet all the requirements for such inclusion established by the SEC's proxy rules.

                                          By Order of the Board of Directors,
                                          Jason P. Hood
                                          Secretary

Arlington, Tennessee
April 30, 2002

                                   APPENDIX A
                           WRIGHT MEDICAL GROUP, INC.
                            AUDIT COMMITTEE CHARTER

ORGANIZATION

    The Audit Committee shall be comprised in accordance with the provisions of the National Association of Securities Dealers, Inc.'s ("NASD") Rule 4200. One of the members of the Audit Committee shall be elected Committee Chairman by the Board of Directors.

    All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have past employment experience in finance or accounting or other comparable experience and background which results in such member's financial sophistication. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

STATEMENT OF POLICY

    The Audit Committee shall assist the Board of Directors in fulfilling its responsibilities relating to the Company's accounting, reporting practices, and the quality and integrity of its financial reports. The Audit Committee shall endeavor to maintain free and open communication between the Board of Directors, the independent auditors, the internal auditors and the financial management.

    The Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors to be proposed for shareholder approval in the Company's proxy statement).

    The Committee should have a clear understanding with the independent auditors that the independent auditors must maintain an open and transparent relationship with the Committee and that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee.

RESPONSIBILITIES

    The Audit Committee's policies and procedures should remain flexible in order to best react to changing conditions and to help ensure that the Company's accounting and reporting practices accord with all requirements and are of the highest quality.

    In carrying out its responsibilities, the Audit Committee shall:

    - Meet at least four times a year, or more often if circumstances so require.

    - Inquire as to the independence of the independent auditors and obtain from the independent auditors, on a periodic basis, a formal written statement delineating all relationships between the independent auditors and the Company. In addition, the Audit Committee shall review the extent of non-audit services provided by the independent auditors in relation to the objectivity needed in the independent audit and recommend that the Board of Directors take appropriate action in response to the independent auditors' written statement to satisfy the Board of Directors as to the independent auditors' independence.

    - Review and recommend to the Board of Directors the independent auditors to be selected to audit the financial statements.

    - Review and approve the fees and other significant compensation to be paid to the independent auditors.

    - Meet with the independent auditors, the financial management and the internal auditors to review the scope of the audit proposed for the current year and the audit procedures to be utilized, and at its conclusion review the audit with the Audit Committee. Upon completion of the audit and following each interim review of the Company's financial statements, the Audit Committee should also discuss with the independent auditors all matters required to be communicated to the Audit Committee under generally accepted auditing standards, including the judgments of the independent auditors with respect to the quality, not just the acceptability, of the Company's accounting principles and underlying estimates in the financial statements.

    - Review with the independent auditors, the internal auditors, and the financial and accounting personnel, the adequacy of the accounting and financial controls, and elicit any recommendations for improvement or particular areas where augmented controls are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any activity that might be unethical or otherwise improper.

    - Review the financial statements contained in the annual report with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements. Any year-to-year changes in accounting principles or practices should be reviewed.

    - Provide sufficient opportunity for the independent auditors and the internal auditors to meet with the committee without management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the financial, accounting, and auditing personnel, and their cooperation during the audit.

    - Review accounting and financial personnel and succession planning.

    - Submit the minutes of its meetings to, or discuss the matters discussed at each committee meeting with, the Board.

    - Investigate any matter brought to its attention within the scope of its duties, with the power to retain professional advice for this purpose if, in its judgment, that is appropriate.

                                   APPENDIX B
                           WRIGHT MEDICAL GROUP, INC.
                       2002 EMPLOYEE STOCK PURCHASE PLAN

    The following sets forth the terms and conditions of an employee stock purchase plan to be called the Wright Medical Group, Inc. 2002 Employee Stock Purchase Plan (the "PLAN").

                                   ARTICLE I
                                  DEFINITIONS

    The following terms when used in this plan shall have the following meanings:

    "ACCOUNT" shall mean, with respect to a Participant, the cumulative total of Payroll Deductions set aside from time to time pursuant to the Plan for the purpose of acquiring Options Shares.

    "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

    "COMMITTEE" shall mean the Compensation Committee of the Board of Directors of the Company.

    "COMMON STOCK" shall mean shares of the $.01 par value per share Voting Common Stock of the Company.

    "COMPANY" shall mean Wright Medical Group, Inc., a Delaware corporation.

    "COMPENSATION" shall mean with respect to a Participant (a) the total annual compensation paid to such Participant during a Plan Period by the Company and each Subsidiary Corporation to the extent such compensation would be subject to F.I.C.A. tax withholding but for the maximum dollar amount of the F.I.C.A. wage base established by federal law; less (b) the amount of such compensation that consists of contest awards, reimbursement of moving expenses, life insurance premiums, payments characterized as deferred compensation for purposes of
Section 404 of the Code, and compensation reportable to the Participant on account of his/her participation in any Restricted Stock or Incentive Stock Option plans of the Company or any of its subsidiaries.

    "EFFECTIVE DATE" shall mean March 1, 2002.

    "ELIGIBLE EMPLOYEE" shall mean an Employee meeting the requirements of
ARTICLE 3.

    "EMPLOYEE" shall mean each and every employee of the Company and each Subsidiary Corporation.

    "ENTRY DATE" shall mean March 1 and July 1, 2002, and January 1 and July 1 of each succeeding calendar year during which this Plan is effective. The Entry Dates may be changed pursuant to SECTION 10.2 below.

    "EXERCISE" shall mean the purchase of Common Stock pursuant to the Plan for a Participant in the manner set forth in ARTICLE 7 below.

    "EXERCISE DATE" shall mean June 30 and December 31 in each Plan Period during which Options shall have been granted pursuant to the Plan. The Exercise Dates may be changed pursuant to SECTION 10.2 below.

    "OPTION" shall mean the right of an Eligible Employee to purchase Common Stock pursuant to the Plan.

    "OPTION PRICE" shall mean the price per share of Common Stock determined in the manner set forth in SECTION 6.2 below.

    "OPTION SHARE" shall mean each share of Common Stock purchased by a Participant upon Exercise of an Option granted hereunder.

    "PARTICIPANT" shall mean each Eligible Employee who Participates in the Plan.

    "PARTICIPATE" shall mean with respect to each Eligible Employee the act of having Payroll Deductions made for the purpose of acquiring Option Shares.

    "PAYROLL DEDUCTION" shall mean money periodically deducted from the Compensation of an Eligible Employee for the purpose of acquiring Option Shares.

    "PLAN" shall have the meaning set forth in the preface above.

    "PLAN PERIOD" shall mean each 6-month period beginning January 1 and ending on June 30 and beginning on July 1 and ending December 31 of each calendar year during which this Plan is in effect, PROVIDED, HOWEVER, that the first such Plan Period shall be the period March 1, 2002 through June 30, 2002. The beginning and ending dates and duration of Plan Periods may be changed pursuant to
SECTION 10.2 below.

    "REGISTRATION STATEMENT" shall mean any registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act.

    "REORGANIZATION" shall mean any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, share exchange, offering of rights, reclassification, conversion, or any other change in the capital structure of the Company which would affect the number of shares of Common Stock purchasable, or the Option Price payable therefor, or both, with respect to the Options then in effect.

    "SECURITIES ACT" shall mean the Securities Act of 1933, as amended from time to time.

    "SUBSIDIARY CORPORATION" shall mean any present or future corporation which
(a) would be a "subsidiary corporation" of the Company as that term is defined in Section 424 of the Code and (b) is designated as a participant in the Plan by the Committee.

    "TERMINATION OF EMPLOYMENT" shall mean with respect to a Participant the termination of his or her employment by the Company or any subsidiary thereof for any reason whatsoever, including death, disability, retirement, dismissal, resignation or otherwise.

                                   ARTICLE 2
                                  PLAN PURPOSE

    2.1 PURPOSE. The Plan is intended to provide a method whereby Employees of the Company and its Subsidiary Corporations will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code. Employee participation in the ownership of the Company is intended to be of mutual benefit to employees and the Company and its Subsidiary Corporations.

                                   ARTICLE 3
                         ELIGIBILITY AND PARTICIPATION

    3.1 ELIGIBILITY. Subject to the limitations contained in this ARTICLE 3, any employee who is regularly and actively employed by the Company or any Subsidiary Corporation on an Entry Date is eligible to participate in the Plan.

3.2 RESTRICTIONS ON PARTICIPATION. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option to participate in the
    Plan:

        (a) if such Employee's customary employment by the Company or a Subsidiary Corporation is twenty (20) hours or less per week;

        (b) if such Employee's customary employment by the Company or a Subsidiary Corporation is five (5) months or less in any calendar year;

        (c) if, immediately after the grant, such employee would own stock, and/or hold outstanding options to purchase stock, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this SECTION 3.3(C), the rules of Section 424(d) of the Code shall apply in determining stock ownership of any employee); or

        (d) which permits his rights to purchase stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

    3.3 COMMENCEMENT OF PARTICIPATION. In order to Participate in the Plan during a Plan Period, an Eligible Employee must sign and deliver to the Committee, or its designated representative (which may be an officer or ad hoc committee of officers of the Company), no later than the fifteenth (15th) day of the Plan Period during which he or she desires to Participate, a Subscription Agreement (the form of which shall be adopted by the Committee prior to the beginning of the first Plan Period) setting forth the Employee's name, social security number, address, position and the percentage of his or her Compensation to be withheld as his or her Payroll Deduction. The Committee shall cause the form of Subscription Agreement to be distributed to all Eligible Employees on or prior to the Entry Date of any Plan Period. Each Eligible Employee shall sign and deliver to the Committee additional documents and instruments reasonably required by the Committee to properly administer the Plan. The Participant's Subscription Agreement shall remain in effect for successive Plan Periods unless the Participant discontinues participation as provided in ARTICLE 8, or files with the Committee a new Subscription Agreement for a subsequent Plan Period.

                                   ARTICLE 4
                            OFFERINGS; COMMON STOCK

    4.1 MAXIMUM NUMBER OF SHARES TO BE OFFERED. The maximum number of shares of Common Stock that will be offered under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in SECTION 11.4, shall be one hundred thousand (100,000) shares on each Exercise Date plus on each Exercise Date all unissued shares from any prior Exercise Date, whether offered or not, not to exceed two hundred thousand (200,000) for all Exercise Dates. Common Stock may be unissued shares or reacquired shares or shares bought on the market.

    4.2 PARTICIPANT'S INTEREST IN OPTION STOCK. A Participant does not become the owner of Option Shares purchased under the Plan and does not have any voting, dividend or other rights as a shareholder of the Company with respect to such Option Shares until the transfer of the Option Shares to the Participant on the shareholder records of the Company shall have occurred. The Option Shares shall be transferred to the Participant within a reasonable time after the Exercise Date of a particular Plan Period, but only after payment in full for said Option Shares has been made and there has been compliance with all of the applicable provisions of the Plan. The Option Shares may be issued in book-entry form or in the form of physical certificates, at the discretion of the Company. If issued in book-entry form, the Option Shares will not be evidenced by physical certificates, and no Participant will have the right to demand the same. A Participant's ownership of Option Shares will be recorded on or through the records of the Company. At such time as a Participant shall become the owner of

Option Shares purchased pursuant to this Plan, the Participant shall have the right to vote, receive dividends and enjoy all other rights as a shareholder of the Company with respect to such shares.

    4.3 REGISTRATION OF COMMON STOCK. The Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant, or, if the Participant so directs by written notice to the Secretary of the Company prior to the Exercise Date applicable thereto, in the names of the Participant and one such other person as may be designate by the Participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

    4.4  RESTRICTIONS ON TRANSFER OF COMMON STOCK.

        (a) No Participant who is an affiliate (as defined in the Securities Act and rules promulgated thereunder) of the Company may sell Option Shares purchased hereunder unless he shall either (i) cause said Option Shares to be registered under the Securities Act at his or her own expense;
    (ii) comply with the provisions of Rule 144 promulgated under the Securities Act; or (iii) provide the Company an opinion of competent securities counsel to the effect that said Participant may lawfully sell Options Shares without complying with SECTION 4.4(A)(I) or SECTION 4.4(A)(II).

        (b) No Participant shall sell, exchange, pledge, hypothecate or otherwise transfer the shares of Common Stock received upon each Exercise under the Plan until the later of (i) a period of one (1) year after the Exercise Date with respect to such shares of Common Stock or (ii) a period of two (2) years after the date the Option to acquire such shares of Common Stock was granted by the Committee.

        (c) The foregoing restrictions upon transfer shall be evidenced by an appropriate legend on each share certificate issued to a Participant. The restrictions described in SECTION 4.4(B) may be waived by the Committee provided the Participant demonstrates to the Committee that the Participant has a financial emergency which necessitates his or her liquidating shares of Common Stock and makes adequate arrangements to cover withholding taxes resulting from the early sale of such Common Stock.

                                   ARTICLE 5
                               PAYROLL DEDUCTIONS

    5.1 AMOUNT OF DEDUCTION. Each Eligible Employee shall be entitled to contribute to the Plan in any Plan Period the lesser of (a) five (5%) percent of his/her Compensation during the Plan Period or (b) Five Thousand ($5,000.00) Dollars. By way of additional limitation, all Participants during a Plan Period shall be entitled to acquire Common Stock aggregating no more than the number of shares designated by the Committee on the Entry Date. If, on the Exercise Date of a Plan Period, the Committee shall determine that the maximum number of whole shares of Common Stock purchasable at the Option Price out of the cumulative balance of all Participants' Accounts exceeds the aggregate number of shares with respect to which Options were granted by the Committee on the Entry Date, then each Participant shall be entitled to acquire only that number of shares determined in the manner set forth in SECTION 7.1 below.

    5.2 PARTICIPANT'S ACCOUNT. All Payroll Deductions made for a Participant shall be credited to his Account under the Plan. A Participant may not make any separate cash payment into such Account. The Committee shall cause accurate records of the Payroll Deductions of all Participants to be maintained, and shall, upon written request by a Participant, report to the Participant his or her Account balance as of the Date of the most-recently completed pay period preceding the date of the Participant's request.

    5.3 CHANGES IN PAYROLL DEDUCTIONS. A Participant may discontinue his participation in the Plan as provided in ARTICLE 8, but no other change can be made during any Plan Period and, specifically, a Participant may not alter the amount of his payroll deductions for that Plan Period.

    5.4 LEAVE OF ABSENCE. If a Participant goes on a leave of absence, such Participant shall have the right to elect: (a) to withdraw the balance in his or her Account pursuant to SECTION 7.3; (b) to discontinue contributions to the Plan but remain a Participant, or (c) remain a Participant, during such leave of absence, authorizing deductions to be made from payments by the Company to the Participant during such leave of absence and undertaking to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Company to such Participant are insufficient to meet such Participant's authorized Plan deductions.

                                   ARTICLE 6
                              GRANTING OF OPTIONS

    6.1 NUMBER OF OPTION SHARES. On each Entry Date, a Participant shall be deemed to have been granted an option to purchase a maximum number of shares of Common Stock in an amount equal to:

        (a) (i) that percentage of the Employee's Compensation which he has elected to have withheld (subject to the limitations set forth in SECTION 5.1) multiplied by (ii) Employee's Compensation during the Plan Period divided by

        (b) 85% of the market value of the Common Stock on the applicable Entry Date. The market value of the Common Stock shall be determined as provided in SECTION 6.2 below.

An Employee's Compensation during any Plan Period shall be determined by multiplying his normal weekly rate of pay (as in effect on the last day prior to the Entry Date of the particular Plan Period) by 26 or the hourly rate by 1,040.

    6.2 OPTION PRICE. The Option Price of the Common Stock purchased pursuant to Payroll Deductions made for a Participant therein shall be the lower of:

        (a) 85% of the closing price of the stock on the Entry Date or the nearest prior business day on which trading occurred on the Nasdaq Stock Market; or

        (b) 85% of the closing price of the stock on the Exercise Date or the nearest prior business day on which trading occurred on the Nasdaq Stock Market. If the Common Stock is not admitted to trading on any of the aforesaid dates for which closing prices of the stock are to be determined, then reference shall be made to the fair market value of the Common Stock on that date, as determined on such basis as shall be established or specified for the purpose by the Committee.

    6.3 ENTRY DATE. The Committee may, in its discretion, grant Options to Eligible Employees on any Entry Date so long as the Plan has not been terminated and the maximum number of shares described in SECTION 4.1 shall not have been purchased by Participants.

                                   ARTICLE 7
                              EXERCISE OF OPTIONS

    7.1 AUTOMATIC EXERCISE. On the Exercise Date of each Plan Period, the Committee will automatically exercise on each Participant's behalf the Option to purchase the number of whole Option Shares (no fractional shares will be issued under the Plan) resulting by dividing the balance of each Participant's Account by the Option Price; provided, however, that if the aggregate number of whole Option Shares which could be purchased by the cumulative Account balances of all Participants exceeds the total number of shares of Common Stock with respect to which the Committee granted options on the Entry Date of the Plan Period, then the Committee automatically will exercise on each Participant's behalf the Option to purchase the number of Option Shares resulting by multiplying the number of Option Shares purchasable by such Participant without regard to the Committee's limitation times a fraction, the numerator of which shall be the total number of shares of Common Stock with respect to which the Committee granted Options to all Participants during the Plan Period and the denominator of which shall be the total number of whole Option Shares which would have been purchasable by all Participants if said limitation had not been in effect. Assume, for example, that Employee A had $5,000 withheld between July 1 and December 31 of the first Plan Period. Assume, further, that all Participants had a total of $625,000 so withheld. Also assume that the formula Option Price computed pursuant to
SECTION 6.2 was $25. However, for that year, the Committee made available only 12,500 shares under the Plan. The Participants have contributed enough cash through payroll deductions to acquire 25,000 shares. However, since the Committee has made available only one-half that number, then Employee A would be entitled to Exercise his Option with respect to only one-half the number of shares that he otherwise could have bought with his $5,000 contribution. The mathematics with respect to Employee A are $5,000 / $25 = 200 possible shares. 200 possible shares X [12,500 available shares / 25,000 aggregate possible shares] = 100 shares of Common Stock acquired by Employee A. If a Participant's Account balance as of any Exercise Date exceeds the aggregate Option Price payable for that Participant's Option Shares pursuant to this section, then such excess shall be refunded to the Participant no later than fifteen (15) days after the applicable Exercise Date without interest.

    7.2 EXPIRATION OF OPTION. If the number of shares of Common Stock with respect to which Options have been granted during a Plan Period exceeds the number of Option Shares actually acquired by Exercise on the Exercise Date, then the Options with respect to such excess shares shall expire on the Exercise Date; provided, however, that Options with respect to those unissued shares may be granted in the future.

    7.3 WITHDRAWAL OF ACCOUNT. By written notice to the Secretary of the Company, at any time prior to the Exercise Date in any Plan Period, a Participant may elect to withdraw all the accumulated Payroll Deductions in his Account at such time.

    7.4 FRACTIONAL SHARES. Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares will be returned to any Eligible Employee promptly following the applicable Exercise Date, without interest.

    7.5 TRANSFERABILITY OF OPTION. During a Participant's lifetime, Options held by such Participant shall be exercisable only by that Participant.

    7.6 DELIVERY OF COMMON STOCK. As promptly as practicable after the Exercise Date of each Plan Period, the Company will deliver to each Participant, as appropriate, the Common Stock purchased upon exercise of his Option.

                                   ARTICLE 8
                                   WITHDRAWAL

    8.1 IN GENERAL. As indicated in SECTION 7.3, a Participant may withdraw Payroll Deductions credited to his Account under the Plan at any time by giving written notice to the Secretary of the Company. All of the Participant's Payroll Deductions credited to his Account will be paid to him promptly after receipt of his notice of withdrawal, and no further Payroll Deductions will be made from his pay during such Plan Period. The Company may, at its option, treat any attempt to borrow by an Employee on the security of his accumulated Payroll Deductions as an election, under SECTION 7.3, to withdraw such deductions.

    8.2 EFFECT ON SUBSEQUENT PARTICIPATION. A Participant's withdrawal during any Plan Period will not have any effect upon his eligibility to participate in any succeeding Plan Period or in any similar plan which my hereafter be adopted by the Company.

    8.3 TERMINATION OF EMPLOYMENT. Upon termination of the Participant's employment for any reason, including retirement (but excluding death while in the employ of the Company), the Payroll Deductions credited to his Account will be returned to him, or, in the case of his death subsequent to the termination of his employment, to the person or persons entitled thereto under
SECTION 11.1.

    8.4 TERMINATION OF EMPLOYMENT DUE TO DEATH. Upon termination of the Participant's employment because of his death, his beneficiary (as defined in SECTION 11.1) shall have the right to elect, by written notice given to the Secretary of the Company prior to the earlier of the Exercise Date or the expiration of a period of sixty (60) days commencing with the date of the death of the participant, either:

        (a) to withdraw all of the Payroll Deductions credited to the Participant's Account under the Plan, or

        (b) to exercise the Participant's Option for the purchase of Common Stock on the Exercise Date next following the date of the Participant's death for the purchase of the number of full shares of stock which the accumulated Payroll Deductions in the Participant's Account at the date of the Participant's death will purchase at the applicable Option Price, and any excess in such Account will be returned to said beneficiary, without interest.

In the event that no such written notice of election shall be duly received by the office of the Secretary of the Company, the beneficiary shall automatically be deemed to have elected, pursuant to SECTION 8.4(B), to exercise the Participant's option.

                                   ARTICLE 9
                                    INTEREST

    9.1 PAYMENT OF INTEREST. No interest will be paid or allowed on any money paid into the Plan or credited to the Account of any Participant.

                                   ARTICLE 10
                           ADMINISTRATIVE PROVISIONS

    10.1 ADMINISTRATION OF PLAN. The Plan shall be administered under the direction and control of the Committee.

    10.2 AUTHORITY OF COMMITTEE. Subject to the express provision of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive. Without limiting the generality of the foregoing, in administering the Plan, the Committee shall have the following rights and powers, subject only to the terms and the limitations contained herein:

        (a) to establish the maximum number of shares of Common Stock with respect to which Options may be exercised during a Plan Period (subject to the limits established in SECTION 4.1);

        (b) to interpret the terms, conditions and limitations set forth in the Plan, which determinations shall be final with respect to each and every Participant;

        (c) to refuse to grant Options during a Plan Period;

        (d) to determine the eligibility of any Employee to Participate;

        (e) to make all computations, maintain all accounts, provide for the issuance of all Option Shares, and do all other acts and things reasonably necessary to properly administer the Plan;

        (f) to change the Entry Date, the Exercise Date, the beginning and ending dates and duration of Plan Periods with respect to future offerings if such change is announced at least five days prior to the scheduled beginning of the first Plan Period to be affected thereafter, provided that Plan Periods will in all cases comply with applicable limitations under
    Section 423(b)(7) of the Code; and

        (g) to revoke, alter, or amend the terms and conditions of the Plan without obtaining the prior approval of the Participants or the Company's shareholders, subject, however, to the limitations hereinafter stated.

    10.3 RULES GOVERNING THE ADMINISTRATION OF THE COMMITTEE. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

                                   ARTICLE 11
                                 MISCELLANEOUS

    11.1 DESIGNATION OF BENEFICIARY. A Participant may file a written designation of a beneficiary who is to receive any Common Stock and/or cash. Such designation of beneficiary may be changed by the Participant at any time by written notice to the Secretary of the Company. Upon the death of a Participant and upon receipt by the Company of proof of identity and existence at the Participant's death of a beneficiary validly designated by him under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Common Stock and/or cash to the spouse or to any one or more dependents of the Participant as the Company may designate. No beneficiary shall, prior to the death of the Participant by whom he has been designated, acquire any interest in the Common Stock or cash credited to the Participant under the Plan.

    11.2 TRANSFERABILITY. Neither Payroll Deductions credited to a Participant's Account nor any rights with regard to the exercise of an Option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with SECTION 7.3.

    11.3 USE OF FUNDS. All Payroll Deductions received or held by the Company under this Plan may be used by the Company for any corporate purposes and the Company shall not be obligated to segregate such Payroll Deductions.

    11.4  ADJUSTMENTS UPON CHANGE IN CAPITALIZATION.

        (a) If, while any Options are outstanding, the outstanding shares of Common Stock of the Company have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding Options and on the Option Price or prices applicable to such outstanding Options. In addition, in any such event, the number and/or kind of shares which may be offered shall also be proportionately adjusted. No adjustments shall be made for stock dividends. For the purposes of this
    SECTION 11.4, any distribution of shares to shareholders in an amount aggregating 20% or more of the outstanding shares shall be deemed a stock split and any distributions of shares aggregating less than 20% of the outstanding shares shall be deemed a stock dividend.

        (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Company to another individual or entity, the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Exercise Date upon the Exercise of such Option for each share as to which such Option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such transaction. The Board of Directors shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this SECTION 11.4(B) shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such Option might thereafter be entitled to receive.

    11.5 AMENDMENT AND TERMINATION. The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the shareholders of the
Corporation:

        (a) increase the maximum number of shares which may be issued pursuant to the Plan (except pursuant to SECTION 11.4);

        (b) amend the requirements as to the class of Employees eligible to purchase Common Stock under the Plan or permit the members of the Committee to purchase stock under the Plan; or

        (c) amend the Plan in any manner which would have the effect of causing the Plan not to be an "employee stock purchase plan" as defined and set forth in Section 423 of the Code.

No termination, modification, or amendment of the Plan may, without the consent of an employee then having an Option under the Plan to purchase stock, adversely affect the rights of such employee under such Option.

    11.6 CONTROL OF FUNDS; ERISA. The Plan shall not be subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Plan shall be unfunded. In that regard, the cumulative amount of Account balances of all Participants shall remain part of the general funds of the Company and shall at all times during a Plan Period be subject to the claims of all the Company's creditors.

    11.7 SHAREHOLDER APPROVAL; REGISTRATION. This Plan shall not be effective until:

        (a) it shall have been approved by the shareholders of the Company in accordance with the Company's bylaws and Delaware law at the annual meeting of such shareholders to be held in April, 2002;

        (b) a Registration Statement filed with respect to the Common Stock offered pursuant to this Plan shall have become effective, and appropriate registration of the Common Stock with any state agency or securities law administrator required by the Blue Sky Law of any state shall likewise have become effective;

        (c) each Participant shall have been provided a prospectus meeting the requirements of Section 10 of the Securities Act no later than the time such Participant delivers an executed Subscription Agreement to the Committee, which prospectus will be updated and supplemented as required by law; and

        (d) prior to the issuance of Option Shares on any Exercise Date, the Company shall have caused said Option Shares to be listed on the Nasdaq Stock Market, whereupon the Option Shares may be freely sold by Participants, subject to the limitations contained in the Plan.

Notwithstanding the foregoing, Participants may commence Payroll Deductions upon adoption of this Plan by the Board of Directors of the Company and will acquire Option Shares on the June 30, 2002 Exercise Date if shareholder approval is so obtained.

    11.8 NO EMPLOYMENT RIGHTS. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares of Common Stock under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.

    11.9 EFFECT OF PLAN. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

    11.10 GOVERNING LAW; VENUE. The Plan shall be governed by and construed in accordance with the domestic laws of the State of Tennessee without giving effect to any choice or conflict of law provision or rule (whether of the State of Tennessee or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Tennessee. Each of the parties submits to the jurisdiction of any state or federal court sitting in Memphis, Tennessee, in any action or proceeding arising out of or relating to the Plan and agrees that all claims in respect of the action or proceeding shall be heard and determined in any such court. No Participant shall bring any action or proceeding arising out of or relating to the Plan in any other court. No Participant shall raise any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

    11.11 RULE 16B-3 RESTRICTIONS UPON DISPOSITIONS OF STOCK. The Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation, Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

    AS DULY ADOPTED BY THE BOARD OF DIRECTORS OF WRIGHT MEDICAL GROUP, INC. ON FEBRUARY 14, 2002.

                                          WRIGHT MEDICAL GROUP, INC.
                                          BY: /s/ F. Barry Bays
                                          ITS: President and Chief Executive
                                          Officer

                                     [LOGO]

[LOGO]

                            [WMG LOGO AND LETTERHEAD]

                                 April 30, 2002

Dear Stockholder:

     It is a great pleasure to have this opportunity to provide you with our 2001 Annual Report and the Proxy Statement for our 2002 Annual Meeting of Stockholders. The Annual Report discusses our performance in 2001 as well as our business strategy for the future. The Proxy Statement provides you with information relating to the business to be conducted at our annual meeting on May 30, 2002.

                             YOUR VOTE IS IMPORTANT!

                        YOU CAN VOTE IN ONE OF TWO WAYS:

1. Call TOLL-FREE 1-800-PROXIES on a TOUCH-TONE TELEPHONE at any time and follow the instructions on the reverse side; or

2. Complete, sign, date, and return your PROXY CARD in the accompanying envelope.

      Thank you for your continued interest in, and ownership of, Wright Medical Group, Inc.

                                   Sincerely,

                                   [Signature]

                                   F. Barry Bays
                                   President and Chief Executive Officer

                Please detach and mail in the envelope provided.
--------------------------------------------------------------------------------

   PROXY                                                              PROXY

                           WRIGHT MEDICAL GROUP, INC.

                       2002 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 30, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The 2002 Annual Meeting of Stockholders of Wright Medical Group, Inc. (the "Company") will be held at the Peabody Hotel located at 149 Union Avenue, Memphis, Tennessee, on May 30, 2002, beginning at 3:30 p.m. (Memphis time). The undersigned hereby acknowledges receipt of the combined Notice of 2002 Annual Meeting of Stockholders and Proxy Statement dated April 30, 2002, accompanying this proxy, to which reference is hereby made for further information regarding the meeting and the matters to be considered and voted on by the stockholders at the meeting.

      The undersigned hereby appoints F. Barry Bays, John K. Bakewell, and Jason
P. Hood, and each of them, attorneys and agents, with full power of substitution, to vote as proxy all shares of common stock of the Company owned of record by the undersigned as of the record date and otherwise to act on behalf of the undersigned at the meeting and any postponement or adjournment thereof, in accordance with the instructions set forth herein and with discretionary authority with respect to any other business, not known or determined at the time of the solicitation of this proxy, that properly comes before such meeting or any postponement or adjournment thereof.

      The undersigned hereby revokes any proxy heretofore given and directs said attorneys and agents to vote or act as indicated on the reverse side hereof.

                           (CONTINUED ON REVERSE SIDE)

                       2002 ANNUAL MEETING OF STOCKHOLDERS

                                       OF

                           WRIGHT MEDICAL GROUP, INC.

                                  May 30, 2002

Co.#                                                       Acct. #
     -------------                                                 -------------



                            PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL

PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

PLEASE CALL TOLL-FREE 1-800-PROXIES AND FOLLOW THE INSTRUCTIONS. HAVE YOUR CONTROL NUMBER AND THE PROXY CARD AVAILABLE WHEN YOU CALL.



                                 YOUR CONTROL NUMBER IS ________________________


                Please detach and mail in the envelope provided.
--------------------------------------------------------------------------------

       Please mark
[ x ]  your vote as
       indicated in
       this example.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSALS.

1. To elect six directors to serve on the Board of Directors of the Company for a term of one year.

      [   ]  FOR all nominees listed (except as otherwise indicated)

      [   ]  WITHHOLD AUTHORITY for all nominees listed

      Nominees:      01    F. Barry Bays
                     02    James T. Treace
                     03    Richard B. Emmitt
                     04    James E. Thomas
                     05    Thomas E. Timbie
                     06    Elizabeth H. Weatherman

      * Instruction: To withhold authority to vote for any director nominee, draw a line through the name of the nominee in the list at right.

2.    To approve the Company's 2002 Employee Stock Purchase Plan.

      [   ]  FOR            [    ] AGAINST            [    ] ABSTAIN



                                        This proxy is solicited on behalf of the Board of Directors of the Company and will be voted in accordance with the undersigned's instructions set forth herein. If no instruction are provided, this proxy will be voted FOR each of the proposals described below.

                                        With respect to any other item of
                                        business that properly comes before the
                                        meeting, the proxy holders are
                                        authorized to vote the undersigned's
                                        shares in accordance with their best
                                        judgment.


____________________________________        ____________________________________________         Date:_____________, 2002
Signature of stockholder                    Signature of stockholder, if held jointly

Note: Please sign your name as it appears on this proxy. Joint owners each should sign. When signing as trustee, administrator, executor, attorney, etc., please indicate your full title as such. Corporations should sign in full corporate name by their president or other authorized officer.
        Partnerships should sign in full partnership name by an authorized partner.